UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

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Expeditors International of Washington, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPEDITORS INTERNATIONAL
OF WASHINGTON, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 2, 2007

To the Shareholders of Expeditors International of Washington, Inc.

The Annual Meeting of Shareholders of EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. (the “Company”) will be held at 2:00 in the afternoon, on Wednesday, May 2, 2007, at the Company’s offices located at 1015 Third Avenue, Seattle, Washington, for the following purposes:

(1)         To elect seven (7) directors, each to serve until the next annual meeting of shareholders and until a successor is elected and qualified;

(2)         To approve and ratify adoption of the 2007 Stock Option Plan;

(3)         To approve and ratify the amendment to the 2002 Employee Stock Purchase Plan (“2002 Plan”);

(4)         To approve and ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007;

(5)         To consider a shareholder proposal to amend the existing equal opportunity policy to specifically include sexual orientation; and

(6)         To transact such other business as may properly come before the meeting.

Shareholders of record on the books of the Company at the close of business on March 9, 2007, will be entitled to notice of and to vote at the meeting and any adjournment thereof.

By Order of the Board of Directors

Peter J. Rose
Chairman of the Board and Chief Executive Officer

Seattle, Washington
March 30, 2007

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed stamped and addressed envelope; or submit your vote and proxy by telephone or by Internet in accordance with the instructions on your proxy card. This will ensure a quorum at the meeting. The giving of the proxy will not affect your right to vote at the meeting if the proxy is revoked in the manner set forth in the accompanying proxy statement.

EXPEDITORS INTERNATIONAL
OF WASHINGTON, INC.
1015 Third Avenue, 12th Floor
Seattle, Washington 98104

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MAY 2, 2007

INFORMATION REGARDING PROXIES

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Expeditors International of Washington, Inc. (the “Company”) for use at the annual meeting of shareholders (the “Annual Meeting”) to be held at the Company’s offices at 1015 Third Avenue, Seattle, Washington on Wednesday, May 2, 2007, at 2:00 p.m. local time, and at any adjournment or adjournments thereof. Only shareholders of record on the books of the Company at the close of business on March 9, 2007 (the “Record Date”) will be entitled to notice of and to vote at the meeting. It is anticipated that these proxy solicitation materials and a copy of the Company’s 2006 Annual Report to Shareholders will be mailed to shareholders on or about March 30, 2007.

If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, such shares will be voted for all of the nominees for the Company’s Board of Directors listed in this Proxy Statement and in the form of proxy, for approval of the Company’s 2007 Stock Option Plan, for approval of the amendment to the 2002 Employee Stock Purchase Plan to authorize an additional 5,000,000 shares, for approval of the appointment of KPMG LLP as the Company’s independent registered public accounting firm and against the shareholder proposal calling for an amendment to the Company’s equal employment opportunity policy. Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to the Secretary of the Company, by executing and delivering to the Company another proxy dated as of a later date or by voting in person at the meeting.

VOTING SECURITIES

The only outstanding voting securities of the Company are shares of Common Stock, $.01 par value (the “Common Stock”). As of the Record Date, there were 214,248,487 shares of Common Stock issued and outstanding, and each such share is entitled to one vote at the Annual Meeting. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common

Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of determining whether a quorum is present.

Under Washington law and the Company’s charter documents, if a quorum is present, the seven nominees for election to the Board of Directors who receive the greatest number of votes cast by persons present in person at the Annual Meeting or represented by proxy shall be elected Directors. Abstentions and broker non-votes will have no effect on the election of directors. With respect to the proposals to approve and ratify adoption of the 2007 Stock Option Plan, the amendment to the 2002 Employee Stock Purchase Plan to authorize an additional 5,000,000 shares, the appointment of KPMG LLP as the Company’s independent registered public accounting firm and the shareholder proposal calling for an amendment to the Company’s equal employment opportunity policy, such proposals will be approved by a majority of the votes cast, including abstentions, by persons present at the Annual Meeting or represented by proxy and entitled to vote on the proposal. An abstention from voting on any of these proposals will have the effect of a vote “Against.”  Broker non-votes on a proposal will, however, have no effect because such non-votes are not considered “shares entitled to vote” on the proposals.

Proxies and ballots will be received and tabulated by Computershare Trust Company, N.A., an independent business entity not affiliated with the Company.

The Common Stock is listed for trading on the NASDAQ Global Select Market under the symbol EXPD. The last sale price for the Common Stock, as reported by NASDAQ on March 9, 2007, was $44.76 per share.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth information, as of March 9, 2007, with respect to all shareholders known by the Company to be beneficial owners of more than five percent of its outstanding Common Stock. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
Ruane, Cunniff & Goldfarb Inc.(1)	13,138,639	6.16%
767 Fifth Avenue New York,
NY 10153-4798
Delaware Management Holdings(2)	12,030,566	5.64%
2005 Market Sreet
Philadelphia, PA 19103
Neuberger Berman Inc.(3)	10,973,224	5.15%
605 Third Avenue
New York, NY 10158

(1)          The holding shown is as of December 31, 2006, according to Schedule 13G dated February 14, 2007 filed by Ruane, Cunniff & Goldfarb Inc. (“Ruane”), an investment advisor. Ruane reports that it has sole voting power with respect to 5,869,744 shares.

(2)          The holding shown is as of December 31, 2006, according to Schedule 13G/A dated February 5, 2007 filed by Delaware Management Holdings, a holding company, and Delaware Management Business Trust, an investment advisor. Delaware Management Holdings and Delaware Management Business Trust report that they have sole voting power with respect to 11,975,067 shares.

(3)          The holding shown is as of December 31, 2006, according to Schedule 13G dated February 13, 2007 by Neuberger Berman Inc. (“Neuberger”), a group, on behalf of itself; Neuberger Berman Management, Inc. a wholly-owned investment management subsidiary of Neuberger and Neuberger Berman, LLC, a wholly-owned investment advisor subsidiary of Neuberger. The holdings of Lehman Brothers Asset Management, LLC, an affiliate of Neuberger Berman, LLC are also included in the holding shown. Neuberger and Neuberger Berman, LLC report that they have sole voting power with respect to 10,410,768 shares and no sole dispositive powers.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

The Company by-laws require a Board of Directors composed of not less than six nor more than nine members.  A Board of Directors consisting of seven directors will be elected at the Annual Meeting to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. The Board of Directors has unanimously approved the nominees named below.  All nominees named below are members of the current Board of Directors.

Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the seven nominees of the Board of Directors named below. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

The following table lists the names and ages, and the amount and nature of the beneficial ownership of Common Stock of each nominee, of each of the Named Executive Officers described in the Summary Compensation Table, and all Directors and Executive Officers as a group at March 9, 2007. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Amount and Nature of Beneficial Ownership	Percent of Class
Nominees:
Peter J. Rose(1)	63	2,480,031	1.16%
James L.K. Wang(2)	59	789,916	*
R. Jordan Gates(3)	51	843,293	*
James J. Casey(4)	74	245,600	*
Dan P. Kourkoumelis(5)	55	288,000	*
Michael J. Malone(6)	62	210,000	*
John W. Meisenbach(6)	70	240,000	*
Additional Named Executives:
Glenn M. Alger(7)	50	1,033,773	*
Robert L. Villanueva(8)	54	337,056	*
All Directors and Executive Officers as a group (21 persons)(9)		9,210,210	4.30%

*                    Less than 1%

(1)          Includes 917,500 shares subject to purchase options exercisable within sixty days.

(2)          Includes 637,500 shares subject to purchase options exercisable within sixty days.

(3)          Includes 591,224 shares subject to purchase options exercisable within sixty days.

(4)          Includes 192,000 shares subject to purchase options exercisable within sixty days.

(5)          Includes 224,000 shares subject to purchase options exercisable within sixty days.

(6)          Includes 160,000 shares subject to purchase options exercisable within sixty days.

(7)          Includes 42,500 shares subject to purchase options exercisable within sixty days.

(8)          Includes 169,032 shares subject to purchase options exercisable within sixty days.

(9)          Includes 4,969,035 shares subject to purchase options exercisable within sixty days.

All directors hold office until the next annual meeting of shareholders of the Company and until their successors are elected and qualified.

Peter J. Rose has served as a director and Vice President of the Company since July 1981. Mr. Rose was elected a Senior Vice President of the Company in May 1986, Executive Vice President in May 1987, President and Chief Executive Officer in October 1988, and Chairman and Chief Executive Officer in May 1991.

James L.K. Wang has served as a director and the Managing Director of Expeditors International Taiwan Ltd., the Company’s former exclusive Taiwan agent, since September 1981. In 1991, Mr. Wang’s employment agreement was assigned to E.I. Freight (Taiwan), Ltd., the Company’s exclusive Taiwan agent through 2004. Mr. Wang’s agreement is now assigned to ECI Taiwan Co. Ltd., a wholly-owned subsidiary of the Company. In October 1988, Mr. Wang became a director of the Company and its Director-Far East, and Executive Vice President in January 1996. In May 2000, Mr. Wang was elected President-Asia.

R. Jordan Gates joined the Company as its Controller-Europe in February 1991. Mr. Gates was elected Chief Financial Officer and Treasurer of the Company in August 1994 and Senior Vice President-Chief Financial Officer and Treasurer in January 1998. In May 2000, Mr. Gates was elected Executive Vice President-Chief Financial Officer and Treasurer. Mr. Gates was also elected as a director in May 2000.

James J. Casey became a director of the Company in May 1984. From May 1987 to December 1989, Mr. Casey was the Executive Vice President of Avia Group International, a subsidiary of Reebok and retailer of athletic shoes and sporting apparel. From December 1985 to April 1987, Mr. Casey was the Chief Operating Officer of Starbucks Coffee and Tea, a distributor of premium coffees and teas. From 1978 to November 1985, Mr. Casey was employed by Eddie Bauer, Inc., a subsidiary of General Mills and retailer of high quality recreational and sporting apparel and equipment, in various management capacities, including President-Direct Marketing.

Dan P. Kourkoumelis became a director of the Company in March 1993. From 1967 through 1998, Mr. Kourkoumelis was employed in various positions by Quality Food Centers, Inc., a supermarket chain, and became a member of its Board of Directors in April 1991. He was appointed Executive Vice President in 1983 and Chief Operating Officer in 1987, President in 1989 and served as Chief Executive Officer from 1996 to September 1998. Mr. Kourkoumelis is a member of the Board of Directors of the Western Association of Food Chains and the Great Atlantic and Pacific Tea Company.

Michael J. Malone has been a director of the Company since August 1999. Mr. Malone is the retired Chairman and Chief Executive Officer of AEI/DMX Music, a $150M, multinational music programming and distribution company that he founded in 1971 and subsequently sold via merger to Liberty Media, Inc. in May, 2001. From the May, 2001 merger through February 7, 2005, Mr. Malone served as Chairman of Maxide Acquisition, Inc., the holding company for DMX Music, Inc. and a subsidiary of Liberty Media Corporation. On February 14, 2005, Maxide Acquisition, Inc. filed for Chapter 11 protection with the U.S. Bankruptcy Court for the District of Delaware. Mr. Malone currently has interests in several premium hotels and restaurants, including the Sorrento Hotel, and serves as Founder of ACUMEN Hotel Group, a national hotel management company. He is also currently Principal of Hunters Capital, LLC, a Northwest Real Estate Development and Management Company.

John W. Meisenbach became a director of the Company in November 1991. Since 1962, Mr. Meisenbach has been the President and sole shareholder of MCM, a Meisenbach Company, a financial services company. He currently serves on the Board of Directors of Costco Wholesale Corporation, a wholesale membership store chain and M Financial Holdings Incorporated dba M Financial Group, a financial services organization. Mr. Meisenbach is a trustee of the Elite Fund, an investment company registered under the Investment Company Act of 1940.

CORPORATE GOVERNANCE

Board and Committee Meetings

The Board of Directors of the Company held one meeting during the year ended December 31, 2006 and transacted business on thirteen occasions during the year by unanimous written consent.

The Board of Directors has determined that Messrs. Casey, Kourkoumelis, Malone, and Meisenbach, meet the independent standards as defined by the Securities and Exchange Act of 1934. Each member also meets the listing standards of the NASDAQ Global Select Market relating to independence and any other legal requirements.

The Board of Directors has an Audit Committee which consists of Messrs. Casey, Kourkoumelis, Malone, and Meisenbach. Mr. Casey has been elected Chairman and the Board of Directors has determined that he is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act. In addition, the Board of Directors has determined that each member of the Audit Committee is independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

The function of the Audit Committee is set forth in the Audit Committee Charter which was published as Appendix A to the 2004 Proxy Statement dated March 31, 2004 and can also be found on the Company’s website at www.investor.expeditors.com. In general, these responsibilities include meeting with the internal financial staff of the Company and the independent public accountants engaged by the Company to review (i) the scope and findings of the annual audit, (ii) quarterly financial statements, (iii) accounting policies and procedures and the Company’s financial reporting, and (iv) the internal controls employed by the Company. The Audit Committee also recommends to the Board of Directors the independent public accountants to be selected to audit the Company’s annual financial statements and reviews the fees charged for audits and for any non-audit engagements. The Audit Committee’s findings and recommendations are reported to management and the Board of Directors for appropriate action.

The Board of Directors has a Nominating Committee which consists of all independent directors. The Nominating Committee Charter can be found at the Company’s website at www.investor.expeditors.com.

The Nominating Committee Charter states that the Nominating Committee is to assist the Board of Directors by (i) identifying individuals qualified to become members of the Board of Directors, and to recommend the director nominees for the election to be held at the next annual meeting of shareholders; (ii) identifying individuals qualified to become members in the event of a vacancy, and to recommend to the Board of Directors qualified individuals to fill any such vacancy; and (iii) to recommend to the Board of Directors, on an annual basis, director nominees for each Board of Directors committee. The Nominating Committee Charter and the Policy Statement can be found on the Company’s website at www.investor.expeditors.com.

Each director attended at least 75% of the aggregate of the total number of Board of Directors meetings and meetings of committees of the Board of Directors on which he served. While the Company has no established policy requiring directors to attend the Annual Meeting, historically, and in 2006, all members were in attendance.

The following table shows the current membership of each committee and the number of meetings held by each committee during fiscal 2006 (or the year ended December 31, 2006):

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating Committee
Peter J. Rose	X
James L.K. Wang	X
R. Jordan Gates	X
James J. Casey*	X	X	X	X
Dan P. Kourkoumelis*	X	X	X	X
Michael J. Malone*	X	X	X	X
John W. Meisenbach*	X	X	X	X
Fiscal 2006 meetings	1	5	1	1

*                    Independent Director

Communications with the Board of Directors

The Company does not have formal procedures for shareholder communication with the Board of Directors. Any matter intended for the Board of Directors, or for one or more individual members, should be directed to the Company’s Secretary at 1015 Third Avenue, 12th Floor, Seattle, Washington  98104, with a request to forward the same to the intended recipient(s). In general, all shareholder communication delivered to the Company’s Secretary for forwarding to the Board of Directors or specified members will be forwarded in accordance with the instructions received. However, the Secretary reserves the right not to forward any abusive, threatening or otherwise inappropriate materials. Information regarding the submission of comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters can be found on the Company’s website at www.investor.expeditors.com.

Compensation Committee Interlocks and Insider Participation

The Board of Directors has a Compensation Committee which consists of Messrs. Casey, Kourkoumelis, Malone, and Meisenbach. The function of the Compensation Committee is to consider and act upon the Chairman and Chief Executive Officer’s recommendation to the Board of Directors on salaries, bonuses and other forms of compensation for the Company’s Executive Officers and certain other key employees. The Compensation Committee has been appointed by the Board of Directors to administer the Company’s stock option plans. No member of the Compensation Committee is or has been an officer or employee of the Company and none had any interlocking relationships with any other entities of the type that would be required to be disclosed in this Proxy Statement. The Compensation Committee held one meeting during 2006 and transacted business on two occasions during the year by unanimous written consent.

AUDIT COMMITTEE REPORT

The Audit Committee has continuously functioned since it was established in 1984 by action of the Board of Directors. The function of the Audit Committee is set forth in a charter (the “Audit Charter”) which was adopted by action of the Board of Directors on May 3, 2000.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm, selected each year by the Board of Directors at the recommendation of the Audit Committee, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. As described in the Audit Charter, the Audit Committee’s responsibility is generally to monitor and oversee these processes. Each member of the Audit Committee was and is independent of management according to both the letter and spirit of the applicable rules.

In addition to its other responsibilities under the Audit Charter, the Audit Committee has reviewed and discussed with the management of the Company the Company’s audited financial statements for the year ended December 31, 2006. The Audit Committee has discussed with KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for 2006, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG written affirmation of their independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with KPMG the auditor’s independence from the Company and its management.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

James J. Casey, Chairman
Dan P. Kourkoumelis
Michael J. Malone
John W. Meisenbach

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board of Directors (all of whom are independent, non-employee directors) has responsibility for the determination and oversight of:

•       Base salaries for Executive Officers, which are set annually.

•       The Company’s executive non-equity incentive compensation program {previously referred to as the 1997 Executive Incentive Compensation Plan}, as approved by shareholders in 1997. This oversight includes approving participants of the executive non-equity incentive compensation program as well as the percentage each participant will receive of amounts available for distribution under the program and authorizing the actual payments of the non-equity incentive compensation program before they occur.

•       The Company’s equity compensation programs, consisting of both non-qualified and incentive stock option grants. This oversight includes recommending the amount of total options to be submitted for shareholder approval each via the Company’s annual proxy statement, as well as approving the amounts of stock options awarded to each employee, particularly the Company’s Executive Officers.

•       The Chief Executive Officer’s post-retirement services agreement.

Throughout this Proxy Statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2006, as well as the other individuals included in the Summary Compensation Table on page 22 are referred to as the “Named Executive Officers”. The term Executive refers to individuals who are Executive Officers, but are not Named Executive Officers or who are not Executive Officers, but are participants in the executive non-equity incentive compensation program. The term senior management includes all Named Executive Officers, Executive Officers and other officers of the Company.

General Philosophy and Objectives

We believe that our compensation programs, which have been in place since the Company became a publicly traded entity, are one of the unique characteristics responsible for differentiating our performance from that of many of our competitors. Throughout the Company’s history, our managers, including all our most senior managers, have been compensated through a combination of three basic compensation techniques. These consist of:

1.                a fixed and modest base salary, one that is intended to be substantially lower (60-80% lower in cases of Executive Officers) than comparable base salaries for similar positions in similar sized companies in our industry;

2.                a broad-based equity compensation program in the form of stock option grants made to individual employees at the discretion of the Compensation Committee; and

3.                a non-equity incentive compensation program based upon a fixed percentage of the cumulative operating results of the business unit controlled by each key employee, with no upper limit on the potential dollar amount that can be earned through sustained business growth.

The Company has maintained a consistent compensation philosophy:  offer a confident and capable individual a modest base salary and the opportunity to share in a fixed and determinable percentage of the operating profit generated by the business unit under his or her control. Growth in individual compensation will only occur in conjunction with an increase to the contribution to Company profits. Key elements of this compensation philosophy include encouraging each manager to think and act as an entrepreneur, establishing compensation levels that are not perceived as being arbitrary, developing financial rewards that are team-oriented, and closely aligning the interests of the individual employee with the goals of the Company and returns to the shareholders. The non-equity incentive compensation program is intended to provide the largest component of Executive compensation. Since the plan is based on cumulative operating income, any operating losses that are incurred must be recovered by future operating profits before any amounts will be due to participating Executives.

Those companies of comparable size in the same industry whose proxy statements were reviewed for base salary comparison purposes (with their NASDAQ ticker symbols), include UTi Worldwide Inc. (UTIW); C.H. Robinson WW (CHRW) and Eagle Global Logistics (EAGL).

It is the opinion of both the Compensation Committee and the Company’s management that the manner and degree to which each of these components has been utilized in combination with the others has had a direct impact on the Company’s long-term financial performance. Furthermore, we believe that this combined compensation program has a proven track record of aligning both the long-term and short-term interests of our Company’s Executives with the long-term interests of our Company’s shareholders.

Targeted Overall Compensation.   Management does not believe that compensation targets, per se, are consistent with the underlying compensation philosophy utilized at the Company.  The Company does, however, recognize that because it operates in the highly competitive global logistics services industry, the quality of its service depends upon the quality of the Executives and other employees it is able to attract and retain. In order to succeed, the Company believes that it must be able to attract and retain qualified Executives and employees. The Compensation Committee considers the competitiveness of the entire compensation package of an Executive Officer relative to that paid by similar companies when evaluating the adequacy of the base salaries, percentage allocation of the non-equity incentive compensation program and grants of stock options. The Company’s objective is to offer a total compensation package which gives the Executive the opportunity to be paid at a level which the Company believes to be superior to that offered by the Company’s competitors in the global logistics services industry. The Company believes that the opportunity for achieving superior levels of compensation is predicated on achieving sustained, long-term profitable results which are superior to the Company’s competitors.

Based on the Company’s general philosophy and objectives described above, hypothetical targets for the overall compensation for Executives and other managers are considered neither useful nor desirable. The Compensation Committee is actively involved in reviewing and approving payments under the non-equity compensation program which are available to each participating Executive, including the Named Executive Officers. These payments are allocated from a fixed percentage, 10%, of pre-bonus operating income (also referred to hereafter as the “pool”). This is done in consultation with the Chairman and

Chief Executive Officer. Over time, as the Company has grown, more Executives have been added to this program. The overriding motivation in determining the relative percentage of the pool allocated to each Executive, has not been to target specific levels of compensation. Rather, these allocations of the pool have been made to perpetuate a culture that focuses management’s attention on creating and sustaining long-term profitable earnings growth by rewarding an increasing number of key Executives with a percentage of the Company’s growing profits. Both management and the Compensation Committee are committed to keeping this non-equity incentive compensation program intact. The non-equity incentive compensation program that is applicable to Executive Officers, including all Named Executive Officers, is monitored by the Compensation Committee.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for the Named Executive Officers as well as base salaries for all Executive Officers, stock option grants for all Executive Officers (from the total amount of stock options approved annually by the shareholders). These decisions are made in consultation with the Chairman and Chief Executive Officer, but implementation of all recommendations of the Chairman and Chief Executive Officer requires the formal written approval of the Compensation Committee. With respect to the non-equity incentive compensation program, the Chairman and Chief Executive Officer recommends allocation percentages for all participating Executives, which are then reviewed and approved by the Compensation Committee. Several Executive Officers do not participate in the non-equity incentive compensation program. While their base salary, title and appointment are subject to approval by the Compensation Committee, their portion of non-equity incentive compensation comes from the standard bonus amounts recorded as part of field operations (25% of pre-bonus operating income, after a corporate management fee is levied). In these instances, the percentage of the bonus to which they are entitled from the standard field bonus amounts is determined by the Named Executive Officer to whom they report.

Base Salaries.   Throughout its history, the Company has followed the policy of offering its officers and other key managers a compensation package which is weighted toward incentive-based compensation. Accordingly, the Company believes that annual base salaries of its Executive Officers are generally set well below competitive levels paid to senior executives with comparable qualifications, experience and responsibilities at other comparably-sized companies engaged in similar businesses as to that of the Company. This belief is based on the general knowledge of the Compensation Committee and management of the compensation practices in the industry and, in part, on a review of compensation disclosures in the proxy statements of such comparably-sized companies, including certain companies in the industry group index shown in the stock performance graph elsewhere in this Proxy Statement and also included in the Company’s annual report on Form 10-K.

We believe that modest, below-market base salaries are a key component in the Company’s compensation strategy. The primary intention of our compensation philosophy is to create a situation where the risks and returns of entrepreneurship are present at each significant level of the Company. Base salaries for each Executive not participating in the non-equity incentive compensation program are recommended by the applicable Named Executive Officer to which the Executive reports. Base salaries for all Executive Officers are reviewed and approved by the Compensation Committee, in consultation with the Chairman and Chief Executive Officer, as part of an annual overall review of compensation. The base salary may be changed based upon the Compensation Committee’s decision that an individual’s contribution, duties, and responsibilities to the Company have changed.  Base salaries for Named Executive Officers are typically not adjusted. The base salary of $110,000 per annum for the current Chairman and Chief Executive Officer, Mr. Peter J. Rose, for instance, has not changed since assuming that position in 1988. The base salary for all other Named Executive Officer is $100,000 per annum and has not changed in the past 5 years.

Base salaries for each of the Named Executive Officers for 2006 were as follows:

Name	Position	Base Salary
Peter J. Rose	Chairman and Chief Executive Officer	$110,000
James L.K. Wang	President-Asia	$100,000
Glenn M. Alger	President and Chief Operating Officer	$100,000
Robert L. Villanueva	President-The Americas	$100,000
R. Jordan Gates	Executive Vice President-Chief Financial Officer	$100,000

Equity Compensation Programs.   The Company provides an equity compensation program in the form of stock option grants made to individual employees including Executive Officers at the discretion of the Compensation Committee of the Board of Directors. The Company believes that stock option grants afford a desirable, long-term compensation method because they closely ally the interests of management with the interests of shareholders. During 2006, the Compensation Committee granted stock options for 2,984,610 shares to 2,521 employees including one of the five Named Executive Officers. All stock options granted by the Compensation Committee in 2006 were made based upon recommendations by management on the basis of the factors set forth below and endorsed by the Chairman and Chief Executive Officer.  While none were granted in 2006, as a practice, all nominations and subsequent option grants to the Chief Executive Officer and those six Executive Officers who reported directly to the Chief Executive Officer are made at the sole initiative and discretion of the Compensation Committee. The one Named Executive Officer who received stock options in 2006 was nominated to receive stock options by the President and Chief Operating Officer.

The total number of stock options available to be granted in 2006, was determined by an annual shareholder vote as has been done the previous two years. All options issued to employees in 2006 were granted with an exercise price equal to 100% of the closing market price on the grant date with 50% vesting three years from the date of grant, 75% vesting after four years from the date of grant, and 100% vesting after five years from the date of grant and having an expiration date of ten years from the date of grant.

The vast majority of stock option grants are made annually at the meeting of the Board of Directors immediately following the annual shareholders meeting. During 2006, 2,980,100 stock options were granted at the closing market price on the day of the 2006 annual meeting of the Board of Directors. An additional 4,510 stock options were granted by consent of the Compensation Committee throughout the year on the dates of the quarterly Audit Committee meetings. These options were granted with an exercise price equal to the closing market price on the date of grant and vested on the same vesting schedule detailed in the previous paragraph. The closing market price is the price at which the Company’s Common Stock was last sold on the NASDAQ Global Select Market on the date in question.

Factors that affect the amount of stock options awarded to employees, including Executive Officers, are as follows:

•       amount of cumulative stock option grants the employee has received;

•       employee performance during the past 12 months, including promotions or other noteworthy accomplishments;

•       time elapsed since previous stock option grants;

•       amount of grants relative to peers within the Company; and

•       tenure with the Company and tenure in most recent position.

Stock options granted to each of the Named Executive Officers in 2006 are as follows:

Name	Position	2006 Stock Options Grants
Peter J. Rose	Chairman and Chief Executive Officer	—
James L.K. Wang	President-Asia	—
Glenn M. Alger	President and Chief Operating Officer	—
Robert L. Villanueva	President-The Americas	10,000
R. Jordan Gates	Executive Vice President-Chief Financial Officer	—

All Executive Officers of the Company currently hold unvested stock options. The Compensation Committee believes that unvested options promote stability in the management team and provide a continuing incentive for focus on sustained long-term growth in shareholder value.

Non-Equity Incentive Compensation Program.   The Company has maintained a non-equity incentive compensation program for Executive Officers since its inception. In January 1985, the Compensation Committee fixed the aggregate amount of non-equity incentive compensation under the program to 10% of pre-bonus operating income. The Compensation Committee also considered the aggregate amount of discretionary bonuses paid to Executive Officers in each of the years from 1982 to 1984, which approximated 10% of operating income during those years.

The Compensation Committee believes that setting the pool at a fixed percentage of operating income, with fluctuations in amounts paid tied to actual changes in operating income, provides both a better incentive to the Executives than discretionary bonuses or targeted performance goals, and a more direct relationship between each Executives’ incentive compensation and shareholders’ return. By placing emphasis on growth in operating income, any change in compensation is directly proportional to the profit responsibility of the Executive Officers.

On May 7, 1997 the shareholders approved and ratified the 1997 Executive Incentive Compensation Plan (the “1997 Compensation Plan”) which brought the existing executive incentive compensation plan into technical compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)—a provision which applied to the Company for the first time in 1997. The Compensation Committee is responsible for administration of the 1997 Compensation Plan.

All officers of the Company who receive an annual base salary equal to or less than $120,000 are eligible for inclusion in the 1997 Compensation Plan at the discretion of the Compensation Committee. Individual eligibility and allocation is determined quarterly. Under the 1997 Compensation Plan, any portion of the pool which is not allocated by action of the Compensation Committee may be allocated to key officers determined to be eligible in the discretion of the Chief Executive Officer. However, allocations made by the Chief Executive Officer cannot increase the compensation of any Named Executive Officer nor can such an allocation cause any individual to become a Named Executive Officer.

Factors that contribute to how much each Executive receives of the non-equity incentive compensation pool are:

•       Historical role within the company.   The Executives having the three highest percentages of the pool, Peter J. Rose, Chairman and Chief Executive Officer, James L.K. Wang, President—Asia and Glenn M. Alger, President and Chief Operating Officer were all founding employees of the Company. The relatively significant portions of this pool awarded to these three individuals are in partial recognition of their role as founders and their cumulative experience managing the Company. In addition, each of their shares of the pool reflects the significant influence each has played in maximizing corporate profits and thereby increasing shareholder value, since the Company became a public entity in September of 1984. It should be noted, however, that the relative percentage of the pool for each of these founding employees continues to diminish over time as additional Executives participate in the program. Since 2001, as more participants have been added to the program, the relative percentage of the pool allocated to Mr. Rose and Mr. Wang decreased by 23%, and Mr. Alger’s percentage diminished  by 19%. For comparison purposes, the percentages allocated to the other two Named Executive Officers, Mr. Villanueva and Mr. Gates have diminished by approximately 10% over this same time period.

•       Function and responsibility.   Executives who are in charge of major geographical regions (such as The America’s and the EMAIR [Europe, Middle East, African and Indian subcontinent] regions) or major product and service functions (such as air, ocean, brokerage, product management, information technology (IT), marketing, accounting and finance) reporting directly to the Chairman and Chief Executive Officer, the President—Asia, the Company’s most profitable region, or the President and Chief Operating Officer, are allotted a higher percentage of the pool than those serving in other capacities.

The length of time an Executive has been with the Company and the resulting experience of the Executive, his or her role during that time and his or her contribution to increasing corporate profits and shareholder value all contribute to the amount of compensation an Executive receives under the non-equity incentive compensation program.

•       Tenure with the Company and tenure in position.   The longer an Executive has participated in the non-equity incentive compensation program, the more money he or she is eligible to make as the Company’s operating income grows. At the same time, the longer an Executive participates in the program (as was the case with the Named Executive Officers as discussed above), the smaller his or her percentage of the pool becomes over time as more Executives participate in the program. The Company’s philosophy is to have each individual participant end up with a smaller part of a larger pool.

•       Adjustments, performance and promotion.   From time to time, as older Executives retire and new Executives are added to the program, the relative percentages are adjusted. Adjustments are also made to give recognition to promotions, achievements and other noteworthy accomplishments.

Payments earned by Named Executive Officers from the non-equity incentive compensation program during 2006 and each Named Executive Officers share of the available pool as approved by the Compensation Committee are as follows:

Name	Position	% of Pool	2006 Amount Earned
Peter J. Rose	Chairman and Chief Executive Officer	11.06%	$4,608,619
James L.K. Wang	President-Asia	10.43%	$4,348,131
Glenn M. Alger	President and Chief Operating Officer	9.74%	$4,061,394
Robert L. Villanueva	President-The Americas	7.74%	$3,225,432
R. Jordan Gates	Executive Vice President-Chief Financial Officer	6.82%	$2,882,530

While the Company has never incurred an annual or quarterly operating loss since going public in September 1984, such a loss would result in a moratorium on any kind of compensation payments under the non-equity incentive compensation program. The participants in the program would not be entitled to, nor would they expect, any form of payments under the program payments. More importantly, no further non-equity incentive compensation program payments would be due or payable to participating Executives until future operating income surpassed the operating loss previously incurred. At that time, non-equity incentive compensation would only be due for the portion of cumulative profitability beyond the value of the profits offsetting the operating loss. More simply put, any operating losses must be made up by operating profits, in the aggregate, before permitting further payments under the non-equity incentive compensation program. This also applies across yearly reporting cycles. Were the Company to incur an operating loss in the 4th quarter and record operating income in the 1st quarter of the ensuing year, the amount of pre-bonus operating income earned in the 1st quarter must exceed the amount of loss in the previous quarter before any non-equity incentive compensation would be due.

The portion of the pool that is allocated to each Named Executive Officer, or other participating Executive Officer, is approved by the Compensation Committee at the beginning of each quarter and the corresponding quarterly distributions are made subsequent to the public release to shareholders of that quarter’s earnings. Actual amounts are only paid subsequent to review by, and receipt of, written approval from the Compensation Committee.

According to long-standing practice going back more than 15 years, each year during the fourth quarter, the Company determines an estimate of quarterly operating income. That estimate is made by utilizing a formula based upon the first two months of actual pre-bonus operating income profitability (for October and November) and the actual operating income results from the previous years’ December. The resulting estimate is then reduced further by a discretionary percentage based upon management’s review of the partial and preliminary results of the current year’s December—typically 10%. Based on this estimate, a partial payment is presented to the Compensation Committee for approval. This partial payment of the 4th quarter non-equity incentive compensation program is included on the last payroll run in December of each year. When the annual results are finalized and audited results are filed with the

Securities and Exchange Commission as part of the annual report on Form 10-K, the Company determines the actual amounts due and pays the residual amounts due to the participants.

While it has never occurred, in the hypothetical situation where there was a shortfall and amounts estimated exceeded amounts actually due, recipients other than Executive Officers would not be eligible for future payments until the operating income shortfall was offset by future operating profits. Executive officers, however, would be required to repay any residual shortfall, at the Internal Revenue Service’s prevailing rate of interest since the payments were received, immediately upon notification that a shortfall existed.

Except in several isolated instances outside the United States, where required by law, the Company does not provide employee pension plans. The added element of an equity incentive compensation program serves two purposes. First, the program provides the means for funding individual long-term financial goals (such as retirement, children’s education, etc.) by encouraging employees’ long term commitment to creating shareholder value through continued, active service. Second, the program provides a disincentive to management and employees to make short-term business decisions to obtain short-term profits at the expense of long-term corporate and shareholder interests.

Perquisites and Other Personal Benefits

From a philosophical standpoint, the Company provides Executive Officers, named and otherwise, and senior managers with very few perquisites and personal benefits that are not available to all employees. The Company provides standard benefits packages to all employees which vary country by country based on individual country regulations. In the United States, for instance, the Company pays 100% of the medical, dental and vision insurance premiums, as well as offering a matching contribution of $.50 for each $1.00 of employee savings, up to a maximum annual Company contribution of $1,500 per qualified employee, under an employee savings plan intended to qualify under Section 401(k) of the Internal Revenue Code (the “Code”). The Company believes that the compensation potential available from its three main components of compensation detailed herein are sufficiently attractive that the reliance on other forms of exclusive perquisites and benefits are not necessary to enable the Company to attract and retain superior employees for key positions.

The Company does not believe that the aggregate value of any perquisites for any Named Executive Officer exceeds $10,000 per year.

Employment Agreements

The Company has entered into employment agreements with the following Named Executive Officers which provide for the base salaries and expiration dates indicated below:

Name and Current Position	Current Base Salary
Peter J. Rose Chairman and Chief Executive Officer	$110,000
James L.K. Wang President-Asia	$100,000
Glenn M. Alger President and Chief Operating Officer	$100,000
Robert L. Villanueva President-The Americas	$100,000
R. Jordan Gates Executive Vice President-Chief Financial Officer	$100,000

Each of the employment agreements listed above is automatically renewable upon expiration for additional one-year periods unless either party elects otherwise.

Potential Payments upon Termination and Change in Control

The employment agreement for each Executive Officer contains a covenant not to compete which allows the Company to extend the restriction on competition with the Company for six months following termination of the employment relationship. The extension is at the sole discretion of the Company unless the employee terminates the employment relationship by resigning during a specified period surrounding a “change in control,” as defined and discussed below, in which case the employee may decline any accompanying lump sum payment and thereby avoid the accompanying restriction on competition.

The Company regularly grants stock options to its employees including the Named Executive Officers. Generally, most stock options granted under the Company’s stock option plans for employees vest at the rate of 50% three years after the date of grant, an additional 25% four years after the date of grant and the balance five years after the date of grant. Certain options granted at 120% of fair market value under one of the Company’s option plans vest 100% after three years. However, these option plans all provide that outstanding options will become immediately vested and fully exercisable in connection with the occurrence of a “change in control” of the Company.

“Change in Control” means either of the following: (i) when any person (with certain exceptions) becomes the beneficial owner, directly or indirectly, of 50% of the Company’s then outstanding securities or (ii) when shareholder approval in obtained for a transaction involving the sale of all or substantially all of the assets of the Company or a merger of the Company with or into another company.

The following tables illustrate the payments due to each of the Named Executive Officers in the event of termination under either “for cause” or “without cause”.

Name	For Cause	For Cause with Non- Compete Agreement(1)	Without Cause(2)(3)
Peter J. Rose	$ —	$ 55,000	$ 3,096,565
James L.K. Wang	$ —	$ 50,000	$ 2,224,066
Glenn M. Alger	$ —	$ 50,000	$ 2,080,697
Robert L. Villanueva	$ —	$ 50,000	$ 1,662,716
R. Jordan Gates	$ —	$ 50,000	$ 1,491,265

*                    All amounts are based upon calculations at December 31, 2006.

(1)          When terminating an Executive Officer for cause, the Company may, in its sole discretion, enforce the non-compete provision contained in the employment agreements for a lump sum payment representing 50% of the Executive Officer’s base salary. The term “cause” as defined by the employment agreement is “any act of Employee, which in the reasonable judgment of the Board of Directors, constitutes dishonesty, larceny, fraud, deceit, gross negligence, a crime involving moral turpitude, willful misrepresentation of shareholders, directors or officers or material breach of the employment agreement.”

(2)          When terminating an Executive without cause, the Company must pay the Executive Officer cash compensation in a lump sum amount equal to 50% of his or hers base salary plus 50% the amount of the preceding 12 months non-equity incentive compensation program.

(3)          Without cause termination compensation to Mr. Rose would also include amounts that would become due under provisions of a post employment-personal services agreement as described on page 19 of this Proxy Statement.

The following table and accompanying narrative illustrates the payments that would be due to each of the Named Executive Officers under several possible “change in control” scenarios.

		Column 1	Column 2	Column 3	Column 4
	Accelerated Vesting of Stock Options Based on Change in Control		Resign or Terminated for	Terminated for Cause with Non-Compete	Terminated Without
Name	Shares	Realized Gain(1)	Cause	Agreement	Cause
Peter J. Rose	95,000	$ 2,186,500	$ —	$ 55,000	$3,096,565
James L.K. Wang	75,000	$ 1,662,300	$ —	$ 50,000	$2,224,066
Glenn M. Alger	75,000	$ 1,662,300	$ —	$ 50,000	$2,080,697
Robert L. Villanueva	75,000	$ 1,400,200	$ —	$ 50,000	$1,662,716
R. Jordan Gates	65,000	$ 1,400,200	$ —	$ 50,000	$1,491,265

(1)          The realized gain was calculated based on a closing price of the Company’s Common Stock of $40.50 per share at December 31, 2006, multiplied by the number of each Named Executive Officer’s unvested stock options at that date, which would immediately vest in the event of a change in control as of that date, less the aggregate amount that would be required to be paid to exercise the options.

Scenario 1:  No changes are made in management as a result of a change in control as described above.   Named Executive Officers would receive the realized gain on acceleration of unvested stock options shown in Column 1.

Scenario 2:  Named Executive Officers’ employment agreements are terminated with cause subsequent to a change in control.   Amounts due would include the realized gain on acceleration of unvested stock options under Column 1. No amounts are due to the Named Executive Officer under Column 2. At the Company’s discretion, for a lump sum payment of half the Named Executive Officer’s base salary under Column 3, the Company could invoke the non-competition provisions contained in the employment agreement. In a change in control situation, the Named Executive Officer also has the option to reject the lump sum payment under Column 3 and not be bound by the non-competition provisions of the employment agreement.

Scenario 3:  Named Executive Officer resigns subsequent to a change in control.   The Named Executive Officer would be entitled to the realized gain on the acceleration of unvested of stock options under Column 1. The Executive Officer would not be entitled to any cash compensation. The Company could, in its sole discretion, pay the Named Executive Officer a lump sum amount under Column 3 in exchange for invoking the non-competition provisions in the employment agreement. In a change in control situation, the Named Executive Officer has the option to reject or to accept this lump sum payment. By rejecting the payment, the Executive will no longer be subject to the non-competition provisions of the employment agreement.

Scenario 4:  Named Executives’ employment agreements are terminated without cause subsequent to the change in control.   Amounts due would include the realized gain on the acceleration of unvested stock options shown in Column 1. In addition, the Named Executive would be entitled to receive cash compensation based on one-half of base salary plus one-half of the amount of non-equity incentive compensation program received by the Executive in the preceding twelve months under Column 4. Under the terms of the employment agreement, when an Executive is terminated without cause, the non-compete provisions remain in effect for six-months from the date of termination.

Post Employment—Personal Services Agreement.   The employment agreement of the Chairman and Chief Executive Officer contains a term providing for post-employment personal services for a minimum of sixty days per year including up to twenty days of business travel annually. Subject to earlier termination as described below, the personal services agreement will run for a period of ten years or until age seventy whichever occurs first. In exchange, the Chairman and Chief Executive Officer will receive an annual payment initially equal to the base salary received for the most recent twelve months of service. Payments after the first year will be indexed for changes to the Consumer Price Index (CPI) or similar index.

Had the Chairman and Chief Executive Officer retired on December 31, 2006, the initial annual payment under this agreement would have been $110,000. Assuming a yearly increase of 3.2% (the annual change in the 2006 CPI) for each ensuing annual payment, the Company estimates that it would pay the Chairman and Chief Executive Officer $737,255 through March 13, 2013 (the agreement’s remaining term), unless earlier terminated, as provided below. The agreement also extends coverage under the Company’s standard benefits package as amended from time to time. The Chairman and Chief Executive Officer is prohibited from competing with the Company during the term of the personal services agreement. The obligation of the Company for such compensation is subject to termination in the event of death, disability or willful failure to perform and would also terminate in the event that employment was terminated for cause.

The Compensation Committee recognizes the key role that continuity in personal relationships plays in the global logistics services business. This personal services agreement assures the Company of the post-retirement involvement and loyalty of the Chairman and Chief Executive Officer. In addition, this agreement anticipates and facilitates the eventual orderly transition from one Chief Executive Officer to another.

Other Retirement or Disability Payments.   Other than the post employment-personal services agreement of the Chairman and Chief Executive Officer, the Company has no formal retirement obligations to make any payments to any Executive Officer upon his or her death, disability or retirement except to Executive Officers domiciled in countries where statutory regulation require that these benefits be provided to all employees.

While there is no legal or contractual obligation to do so, the Company has, on occasion, accelerated the vesting of any unvested stock options of employees who pass away.

Policy on Deductibility of Compensation.   Under Section 162(m) of the Code, the Federal income tax deduction for certain types of compensation paid to the Named Executive Officers, is limited to $1,000,000 per Named Executive Officer per taxable year unless such compensation meets certain requirements. The Compensation Committee believes that this limitation will not apply to compensation accrued in 2007. In making future compensation decisions, the Compensation Committee intends to take into account and mitigate to the extent feasible the effect of Section 162(m) as it discharges its responsibilities, although in certain cases the Compensation Committee may award compensation to Named Executive Officers which are not fully deductible as a result of this limitation. {Please refer to page 25 for further discussion concerning the deductibility of compensation relating to the proposed 2007 Stock Option Plan.}

Accounting for Stock-Based Compensation.   Beginning on January 1, 2006, the Company began accounting for stock-based payments including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of Statement of Financial Accounting Standard (“SFAS 123R”).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

James J. Casey
Dan P. Kourkoumelis
Michael J. Malone
John W. Meisenbach

SUMMARY COMPENSATION TABLE FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal year ended December 31, 2006. The Company has entered into employment agreements with all of the Named Executive Officers.

The Named Executive Officers were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal year ended December 31, 2006. Amounts listed under column (e), “Non-Equity Incentive Plan Compensation”, were determined based on percentages of the pool that were allocated to each Named Executive Officer by the Compensation Committee based on the factors described in the Compensation Discussion and Analysis contained herein.

Based on the stock based compensation expensed for the Named Executive Officers in 2006 and their base salary, “Salary” accounted for approximately 2% and “Option Awards” and “Non-Equity Incentive Plan Compensation” accounted for approximately 98% of the total compensation of the Named Executive Officers. Benefits accounted for less that .1% of the total compensation of Named Executive Officers.

The following table sets out the type and amount of compensation paid to each Named Executive Officer for the year ended December 31, 2006:

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name and Position	Year	Salary(1)	Option Awards(2)	Non-Equity Incentive Compensation Plan	All Other Compensation(3)	Total
Peter J. Rose Chairman and Chief Executive Officer	2006	$110,000	$500,670	$ 4,608,619	$ 1,500	$5,220,789
James L.K. Wang President-Asia	2006	$105,879	$375,428	$ 4,348,131	$ —	$4,829,438
Glenn M. Alger President and Chief Operating Officer	2006	$100,000	$375,428	$ 4,061,394	$ 1,500	$4,538,322
Robert L. Villanueva President-The Americas	2006	$100,000	$309,193	$ 3,225,432	$ 1,500	$3,636,125
R. Jordan Gates Executive Vice President-Chief Financial Officer	2006	$100,000	$321,678	$ 2,882,530	$ 1,500	$3,305,708

(1)          Mr. Wang is a resident of Taiwan and a substantial portion of his base salary is paid in an estimated equivalent of New Taiwan Dollars. Because of currency fluctuations, Mr. Wang’s 2006 base salary, when converted back to US Dollars for reporting purposes, was slightly higher than the US $100,000 contained in his employment agreement.

(2)          This column represents the amount recognized for financial reporting purposes with respect to the 2006 fiscal year for the fair values of options granted in 2006, as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to rules of the Securities and Exchange Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting. All assumptions used to determine the grant date fair value of the option awards are included in Note 5 to our consolidated financial statements on Form 10-K as filed on March 1, 2007.

(3)          These amounts include the Company’s matching contributions of $.50 for each $1.00 of employee savings, up to a maximum annual Company contribution of $1,500 per qualified employee, under an employee savings plan intended to qualify under Section 401(k) of the Code.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.

Cash Compensation Paid to Board Members

For the fiscal year ended December 31, 2006, members of the Board who are not employees of the Company are entitled to receive an annual cash retainer of $10,000 and an attendance fee for Board or unscheduled committee meetings of $1,000 per meeting.

Stock Option Program

On June 1st of each year, each non-employee director receives a stock option grant of 32,000 shares at the closing market price on the date of grant. Until an option is exercised, shares subject to options cannot be voted and do not receive dividends or dividend equivalents. Prior to 2006, options granted to non-employee Directors vested immediately; however, beginning with the 2006 grants, options vest ratably over 12 months. The calculated Black-Scholes fair value of the 2006 options was $27.93 per share or $893,760 for the 32,000 shares granted to each director.

Director Summary Compensation Table for the Fiscal Year Ended December 31, 2006

The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash	Option Awards(1)		Non-Equity Incentive Compensation Program	All Other Compensation	Total
James J. Casey	$15,000	$522,596	(2)	$ —	$ —	$537,596
Dan P. Kourkoumelis	$15,000	$522,596	(3)	$ —	$ —	$537,596
Michael J. Malone	$15,000	$522,596	(4)	$ —	$ —	$537,596
John W. Meisenbach	$15,000	$522,596	(5)	$ —	$ —	$537,596

(1)          This column represents the amount recognized for financial reporting purposes with respect to the 2006 fiscal year ended December 31, 2006 for the fair values of options granted in 2006, as well as prior fiscal years, in accordance with SFAS 123R. All assumptions used to determine the grant date fair value of the option awards are included in Note 5 to our consolidated financial statements included in our annual report on Form 10-K as filed on March 1, 2007. All options award were granted on June 1, 2006.

(2)          As of December 31, 2006 there were 224,000, option awards held by Mr. Casey.

(3)          As of December 31, 2006 there were 32,000 option awards held by Mr. Kourkoumelis.

(4)          As of December 31, 2006 there were 32,000 option awards held by Mr. Malone.

(5)          As of December 31, 2006 there were 32,000 option awards held by Mr. Meisenbach.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information regarding options granted during 2006 to the Named Executive Officers.

	Grant	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Option
Name	Date	Threshold	Target	Maximum	Options(2)	Awards(3)	Awards(4)
Peter J. Rose	—	$ —	4,608,619	—	—	$ —	$ —
James L.K. Wang	—	$ —	4,348,131	—	—	$ —	$ —
Glenn M. Alger	—	$ —	4,061,394	—	—	$ —	$ —
Robert L. Villanueva	5/3/06	$ —	3,225,432	—	10,000	$ 43.88	$ 239,200
R. Jordan Gates	—	$ —	2,882,530	—	—	$ —	$ —

(1)          The total amount available to officers participating in the non-equity incentive compensation program, including all Named Executive Officers, is limited to 10% of pre-bonus operating income. Individual amounts earned under this plan are determined by participation percentages approved by the Compensation committee. The Company does not use thresholds or targets or maximums in determining levels of compensation.

(2)          The above grants were made pursuant to the Company’s 2006 Stock Option Plan (“Option Plan”). All options granted in fiscal 2006 are subject to a vesting schedule. Subject to earlier vesting under the conditions set forth in the Option Plan, fifty percent of the options will be exercisable commencing three years from the date of the grant and twenty-five percent will be exercisable four and five years after the date of the grant, respectively. See “Potential Payments upon Termination and Change in Control”). The options expire ten years after the date of the grant.

(3)          The exercise price is the market closing price of the underlying security on the grant date.

(4)          The grant date fair value of option awards was determined in accordance with the provisions of SFAS 123R. All assumptions used to determine the grant date fair value of the option awards are included in Note 5 to our consolidated financial statements in our annual report on Form 10-K as filed on March 1, 2007.

OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

The following tables set forth certain information regarding options held by the Named Executive Officers.

Options exercised during the year ended December 31, 2006:

	Option Exercises
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)
Peter J. Rose	—	$ —
James L.K. Wang	—	$ —
Glenn M. Alger	8,044	$ 334,148
Robert L. Villanueva	64,104	$ 2,574,623
R. Jordan Gates	—	$ —

(1)          Represents the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price of the options, multiplied by the number of options exercised.

Outstanding equity awards at December 31, 2006:

	Option Awards
	Year of	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Exercise of	Expiration
Name	Grant	Exercisable	Unexercisable	Options	Base Price	Date
Peter J. Rose	2006	—	—	—	$ —	—
	2005	—	20,000	—	$ 24.45	5/4/2015
	2004	—	—	—	$ —	—
	2003	25,000	25,000	—	$ 18.30	5/7/2013
	2002	150,000	50,000	—	$ 14.29	5/8/2012
	2001	200,000	—	—	$ 12.43	5/9/2011
	2000	160,000	—	—	$ 9.48	5/3/2010
	1999	320,000	—	—	$ 8.02	5/5/2009
	1998	320,000	—	—	$ 5.49	5/7/2008
	1997	80,000	—	—	$ 3.14	5/7/2007
James L.K. Wang	2006	—	—	—	$ —	—
	2005	—	20,000	—	$ 24.45	5/4/2015
	2004	—	—	—	$ —	—
	2003	25,000	25,000	—	$ 18.30	5/7/2013
	2002	90,000	30,000	—	$ 14.29	5/8/2012
	2001	160,000	—	—	$ 12.43	5/9/2011
	2000	160,000	—	—	$ 9.48	5/3/2010
	1999	160,000	—	—	$ 8.02	5/5/2009
	1998	320,000	—	—	$ 5.49	5/7/2008
	1997	80,000	—	—	$ 3.14	5/7/2007
Glenn M. Alger	2006	—	—	—	$ —	—
	2005	—	20,000	—	$ 24.45	5/4/2015
	2004	—	—	—	$ —	—
	2003	25,000	25,000	—	$ 18.30	5/7/2013
	2002	90,000	30,000	—	$ 14.29	5/8/2012
	2001	151,956	—	—	$ 12.43	5/9/2011
	2000	149,448	—	—	$ 9.48	5/3/2010
	1999	47,528	—	—	$ 8.02	5/5/2009
	1998	116,748	—	—	$ 5.49	5/7/2008
	1997	—	—	—	$ —	—

Robert L. Villanueva	2006	—	10,000	—	$ 43.88	5/3/2016
	2005	—	20,000	—	$ 24.45	5/4/2015
	2004	—	—	—	$ —	—
	2003	25,000	25,000	—	$ 18.30	5/7/2013
	2002	60,000	20,000	—	$ 14.29	5/8/2012
	2001	51,532	—	—	$ 12.43	5/9/2011
	2000	—	—	—	$ —	—
	1999	—	—	—	$ —	—
	1998	—	—	—	$ —	—
	1997	—	—	—	$ —	—
R. Jordan Gates	2006	—	—	—	$ —	—
	2005	—	20,000	—	$ 24.45	5/4/2015
	2004	—	—	—	$ —	—
	2003	25,000	25,000	—	$ 18.30	5/7/2013
	2002	60,000	20,000	—	$ 14.29	5/8/2012
	2002	20,000	—	—	$ 17.15	5/8/2007
	2001	160,000	—	—	$ 12.43	5/9/2011
	2000	149,448	—	—	$ 9.48	5/3/2010
	1999	107,528	—	—	$ 8.02	5/5/2009
	1998	36,748	—	—	$ 5.49	5/7/2008
	1997	—	—	—	$ —	—

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2006 regarding compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance, Other Than Securities to be Issued Upon Exercise of All Outstanding Options, Warrants and Rights
Equity Compensation Plans Approved by Security Holders	21,892,181	19.23	214,602
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	21,892,181	19.23	214,602

BENEFIT PLANS

The following summarizes the Company’s benefit plans subject to shareholder action at the 2007 Annual Meeting.

SUMMARY OF THE 2007 STOCK OPTION PLAN

The following summary of the Company’s 2007 Stock Option Plan (the “2007 Option Plan”) is qualified in its entirety by reference to the full text of the 2007 Option Plan, a copy of which is included as Appendix A to this Proxy Statement.

The 2007 Option Plan provides for the grant of two types of options: 1) Incentive Stock Options which are options that meet the requirements of Section 422 of the Code, and 2) Non-Qualified Stock Options. Shareholder approval will make available a total of 3,000,000 shares of the Company’s authorized but unissued Common Stock for purchase upon exercise of options granted under the 2007 Option Plan. Options may be granted under the 2007 Option Plan until no further options remain available, but no options can be granted after midnight April 30, 2008. Therefore, no reload options can be granted under the 2007 Option Plan.

Incentive stock options may be granted to employees of the Company or a related corporation. Non-qualified stock options may be granted to employees of the Company, a related corporation, or affiliated companies. In any fiscal year, no employee may receive options to purchase more than 50,000 shares of stock and no option may be granted at a price less than the fair market value measured on the date of the grant.

The 2007 Option Plan will be administered by a committee of the Board of Directors consisting exclusively of members that are both “non-employee directors” and “outside directors” as those terms are defined. The Committee will have authority to construe, amend or terminate the 2007 Option Plan. The Committee is prohibited from repricing options to account for market price declines under the 2007 Option Plan. A written agreement will evidence each option and determine whether the option is an incentive or non-qualified stock option.

Options will expire no later than ten years from the date of grant; provided, that no Incentive Stock Option granted to a greater-than-ten-percent shareholder will expire later than five years from the date of grant. Vested Options generally will terminate upon the first to occur of: (i) expiration of the Option; (ii) termination of the optionee’s employment; or (iii) ninety days after the optionee’s death or cessation of employment by reason of disability.

Options granted under the 2007 Option Plan will be 50% vested after three years, 75% vested after four years and fully vested five years from the date of grant. The Committee may accelerate vesting. Upon a change of control, all options outstanding at the date thereof will become fully vested and exercisable.

The purchase price of option shares may be paid in cash, by cashier’s check or in shares of the Company’s Common Stock already owned by the option holder. Shares used in payment shall be valued at fair market value on the date of exercise.

The 2007 Option Plan will only be effective upon approval by the shareholders. No options have been granted under the 2007 Option Plan and no determination has been made as to who will receive an option grant if the 2007 Option Plan is approved by the shareholders.

The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Code Section 401(a).

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 2007 OPTION PLAN

The following description of Federal income tax consequences addresses the tax consequences for both “Incentive Stock Options” as defined in Section 422 of the Code and “Non-Qualified Options” and is intended merely to provide basic information with respect to the tax treatment applicable to the 2007 Option Plan. Although the Company believes the following statements are correct, the statements are based upon legislative, administrative, and judicial authority that is subject to revision and differing interpretations. Each participant in the Company’s 2007 Option Plan should consult his or her own tax advisor concerning the tax consequences of grant, exercise, or surrender of an option and the sale or other disposition of any stock acquired pursuant to the exercise of an option. Individual financial and Federal tax situations may vary, and state and local tax considerations may be significant.

Non-Qualified Stock Options

Any option that does not meet with all the requirements of Section 422 of the Code is commonly referred to as a non-qualified stock option. The grant of a non-qualified stock option does not have income tax consequences for either the Company or the recipient. Upon exercise of the option, and possibly subject to the later expiration of any substantial risk of forfeiture, the optionee must recognize ordinary taxable income in an amount equal to the difference between the fair market value of the shares acquired upon exercise and the amount paid to exercise the option. The optionee exercising a non-qualified stock option will have a tax liability subject to withholding even though the shares giving rise to the liability may not have been sold and converted to cash on the date of exercise. The optionee receives a tax basis in the shares equal to the amount of income reported plus the amount of cash or basis of other property exchanged in the exercise.

The Company should be entitled to an income tax deduction at time of exercise, and in the same amount, as the optionee recognizes ordinary taxable income.

Stock acquired through the exercise of a non-qualified stock option is a capital asset in the hands of the optionee. When the stock is sold, the holder will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the adjusted basis of the stock sold. The sale of stock has no tax impact on the Company.

Incentive Stock Options

An Incentive Stock Option must meet all the requirements of Section 422 of the Code. Optionees do not recognize regular taxable income upon the grant or upon the exercise of an Incentive Stock Option. However, the difference between the exercise price and the fair market value of such shares as of the date of exercise will be an adjustment for the purpose of calculating alternative minimum taxable income. The alternative minimum tax is payable only to the extent that it exceeds the regular income tax. If the alternative minimum tax applies, it may be possible to recover some, if not all, of the alternative minimum tax paid through a credit carried forward to a tax year where regular tax liability exceeds the alternative minimum tax.

So long as the stock acquired through an Incentive Stock Option is held for at least one year from the date of exercise and two years from the date of the grant, the sale of the shares a disqualifying disposition. Any gain or loss, measured by the difference between the amount realized upon sale and the adjusted basis will be treated as proceeds from the sale of a long-term capital asset. In general, the adjusted basis will be the cash or adjusted basis of other property exchanged to exercise the option. The Company will not receive an income tax deduction for qualifying dispositions.

Stock which is sold in a disqualifying disposition (anything that isn’t a qualifying disposition) in situations other than in an insolvency proceeding requires the seller to recognize ordinary income equal to the lesser of the gain realized upon sale or exercise. Any remaining gain is treated as a capital gain. Any loss sustained on the disposition of the shares is a capital loss. The Company receives an income tax deduction on the amount recognized as ordinary income.

Special Rules.   Special rules may apply in the case of individuals subject to Section 16(b) of the Exchange Act. In particular, unless a special election is made pursuant to Section 83(b) of the Code, shares of Company Common Stock received pursuant to the exercise of an Option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to one year after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company’s tax deduction, may be determined as of the end of such period.

Deductibility of Executive Compensation Under Code Section 162(m).   Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to the Company’s Chief Executive Officer and the Company’s other four Named Executive Officers. However, “qualified performance-based compensation” is not subject to the $1,000,000 deduction limit.

The Plan has been designed to permit grants of options issued under the Plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a Non-Qualified Stock Option may be exempt from the $1,000,000 deduction limit. The Plan’s provisions are consistent in form with the performance-based compensation rules, so that if the committee that grants options consists exclusively of members of the Board of Directors of the Company who qualify as “outside directors,” and the exercise price is not less than the fair market value of the shares of Common Stock to which such grants relate, the compensation income arising on exercise of those Options should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Code Section 162(m).

SUMMARY OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN

The following summary of the Company’s 2002 Employee Stock Purchase Plan (the “2002 Plan”) is qualified in its entirety by reference to the full text of the 2002 Plan, a copy of which is included as Appendix B to this Proxy Statement.

The 2002 Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will have authority to interpret the 2002 Plan, construe its terms, adopt rules and regulations, prescribe forms, and make all determinations under the 2002 Plan.

Effectively, any full-time employee of the Company, it subsidiaries or any consolidated affiliate who have been with the Company for sixty (60) days prior to the beginning of the plan year will be eligible to participate in the 2002 Plan. Full-time employees are employees whose customary employment with the Company or any designated subsidiary is more than 20 hours per week and more than five months per year. Management believes that approximately 10,000 employees would currently be eligible to participate.

An eligible employee may enroll for an offering period by filing an enrollment form with the Company prior to the first day of the plan year. After initial enrollment in the 2002 Plan, the employee will be automatically re-enrolled in the 2002 Plan for subsequent offering periods unless he or she files a notice of withdrawal before a new offering period begins, terminates employment, or otherwise becomes ineligible to participate.

Upon enrollment in the 2002 Plan, the employee must elect the rate at which he or she will make payroll contributions for the purchase of Company stock. Elections can be expressed as a percentage of base salary not to exceed 10%, although an employee’s contributions will be adjusted downward to the extent necessary to ensure that he or she will not purchase Company stock having a fair market value, as of the beginning of the offering period, in excess of $21,250 in any single calendar year. All employee contributions will be made by means of direct payroll deduction. The contribution rate elected by a participant will continue in effect unless the individual elects to withdraw from participation for the plan year. An individual who withdraws will receive a refund of contributions made to date and must re-enroll in order to participate in any subsequent plan year.

An employee’s contributions will be credited to an account maintained on behalf of such employee. The 2002 Plan provides that the “offering period” means the approximate one-year period commencing on the first trading day after August 1st and terminating on the last trading day in the following July. The initial offering period under the amended 2002 Plan will commence August 1, 2007. The Compensation Committee may change the beginning date, ending date, and duration of offering periods on a prospective basis, provided that offering periods will, in all cases, comply with applicable limitations under Section 423 of the Code.

As described above, the Company will issue shares directly to the custodian for employees’ accounts at a price equal to the lesser of 85% of the fair market value of Company stock at the beginning of the offering period or 85% of the fair market value of Company stock at the end of the offering period. Shares purchased under the 2002 Plan will be credited to the accounts maintained by the custodian for each participant. No interest will be credited on payroll contributions pending investment in Company stock. Dividends paid on Company stock actually credited to participants’ accounts will be automatically reinvested in additional shares by the custodian through purchases in the market (no discounts will apply to such dividend reinvestment purchases).

Participants will have the exclusive right to vote or direct the voting of shares credited to their accounts, and will be permitted to withdraw, transfer, or sell their shares without restriction. Participants’ rights under the 2002 Plan are nontransferable except pursuant to the laws of descent and distribution. A participant may terminate enrollment in the 2002 Plan at any time, effective for payroll periods or offering periods beginning after the filing of a notice of termination of enrollment. Enrollment will also terminate upon termination of a participant’s employment by the Company, its subsidiaries or consolidated affiliates. The custodian will continue to hold Common Stock for the account of such a participant until the participant sells or withdraws the Common Stock, but in no event more than one year after the participant ceases to be employed. No refunds from a participant’s cash account are permitted except upon termination of enrollment.

In the event of a change in control of the Company, the Committee administering the 2002 Plan must set a new date to exercise the option. The new exercise date must be at least 10 days prior to the date that will constitute the change in control as defined in the 2002 Plan.

The Company will pay costs and expenses incurred in the administration of the 2002 Plan and maintenance of accounts, and will pay brokerage fees and commissions for purchases. The Company will not pay brokerage fees and expenses relating to sales of stock acquired under the 2002 Plan by participants, and participants may be charged reasonable fees by the custodian for withdrawals of share certificates and other specified services. The custodian will be responsible for furnishing account statements to participants.

The Board of Directors may amend, alter, suspend, discontinue, or terminate the 2002 Plan without further shareholder approval, except that shareholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of any automated quotation system or securities exchange on which the Company’s Common Stock is then quoted or listed, or if such shareholder approval is necessary in order for the 2002 Plan to continue to meet the requirements of Section 423 of the Code. Shareholder approval will not necessarily be required for amendments that might increase the cost of the 2002 Plan or broaden eligibility. The 2002 Plan will continue until terminated by action of the Board. Shareholder approval is specifically required for any change in the purchase price of shares to be issued under the 2002 Plan.

The 2002 Plan is not intended to be a qualified pension, profit-sharing or stock bonus plan under Code Section 401(a), nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 2002 PLAN

Rights to purchase shares under the 2002 Plan are intended to constitute options issued pursuant to an employee stock purchase plan within the meaning of Section 423 of the Code. The following Federal income tax consequences would generally result under the 2002 Plan:

(1)   No taxable income results to the participant upon the grant of options to purchase shares of Company stock or upon the automatic purchase of shares for his or her account under the 2002 Plan. Purchases are made using after tax salary deferrals from the participant’s account.

(2)   If the participant disposes of shares within two years after the first day of an offering period from which he or she purchased the shares or within one year after the purchase date from which he or she purchased the shares, at that time of sale the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares (essentially, the ordinary income is the difference in what the shares were worth on the day they were purchased and what the participant paid for the shares). The participant will be considered to have disposed of a share if the participant sells, exchanges, makes a gift or transfers (except by death) legal title to the share.

(3)   If the participant:

a.                  disposes of shares more than two years after the first day of an offering period with respect to which he or she purchased the shares and more than one year after the purchase date, or

b.                 dies at any time while holding shares acquired under the 2002 Plan,

then at the time the participant disposes of the shares he or she will recognize ordinary income in an amount equal to the lesser of:

•       the fair market value of the shares on the first day of the offering period over the amount of the participant’s payroll deductions used to purchase the shares (the discount in the actual price used), or

•       the excess of the fair market value of the shares on the date of disposition or death over the amount of the participant’s payroll deductions used to purchase the shares (the amount of gain realized on the sale of shares).

(4)   In addition to the tax consequences above in any scenario, the participant will recognize a long-term or short-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon any sale of Company Common Stock and the participant’s basis in the Common Stock (i.e., the purchase price plus the amount, if any, taxed to the participant as ordinary income, as described in (2) and (3) above).

(5)   If the holding periods described in (3) above are satisfied, the Company will not receive any deduction for Federal income tax purposes with respect to any discount in the sale price of shares purchased under the 2002 Plan. If either of the holding periods is not satisfied, the Company generally should be entitled to a tax deduction in an amount equal to the amount taxed to the participating U.S. taxpayers as ordinary income.

(6)   Dividends, if any, on shares purchased pursuant to the 2002 Plan will be taxable as dividends when paid, unless the shares are on restricted stock, in which case the dividends are taxed as ordinary income.

ACCOUNTING TREATMENT

The applicable accounting treatment for options granted under the 2007 Option Plan is set forth in SFAS 123R which replaced SFAS No. 123, “Accounting for Stock-Based Compensation” and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees.”  SFAS 123R requires all share-based payments to employees, including grants of employee stock options, and employee stock purchase plans to be recognized in the financial statements based on their fair values.

Effective January 1, 2006, the Company adopted SFAS 123R. Under this standard, the Company recognizes compensation expense based on an estimate of the fair value of options granted to employees under the Company’s Employee stock option plan and employee stock purchase plans. This expense is recorded on a straight-line basis over the option vesting periods.

PROPOSAL 2—APPROVAL AND RATIFICATION OF THE 2007
STOCK OPTION PLAN

At the Annual Meeting, the shareholders of the Company will be asked to approve and ratify the Company’s 2007 Stock Option Plan, which, if approved, will make available 3,000,000 shares of the Company’s authorized but unissued Common Stock for purchase upon exercise of options granted under the 2007 Option Plan. A summary to the 2007 Option Plan is described under the caption “Benefit Plans” in this Proxy Statement and can be viewed in its entirety in Appendix A of this Proxy Statement.

At March 9, 2007, the following options to purchase shares of Common Stock were outstanding by plan:

Option Plan	Number of Shares Outstanding
1985 Stock Option Plan	1,274,000
1997 Stock Option Plan	12,232,640
2005 Stock Option Plan	2,714,150
2006 Stock Option Plan	2,898,110
1993 Directors’ Plan	864,000

If Proposal 2 is approved on May 2, 2007, 6,912 shares of Common Stock will be available for grant pursuant to the 1985 Option Plan, 128,000 shares of Common Stock will be available for grant pursuant to the 1993 Directors’ Plan, and 3,000,000 shares of Common Stock will be available for grant pursuant to the 2007 Option Plan.

The Board of Directors has approved a non-discretionary stock repurchase plan which currently authorizes the repurchase of up to 20,000,000 shares of Common Stock with the proceeds received from the exercise of stock options outstanding under the plans noted above. As of March 9, 2007, the Company had repurchased and retired 15,673,559 shares of Common Stock under this non-discretionary repurchase plan. In addition, the Board of Directors has authorized a discretionary stock repurchase plan which allows for the repurchase of such shares as may be necessary to reduce the total shares outstanding to 200,000,000. It is the present sense of the Board of Directors, that management make use of this discretionary authority to eliminate any further growth in the number of issued and outstanding shares as a result of option exercises. As of March 9, 2007, the Company had repurchased and retired 11,100,835 shares of Common Stock under this discretionary repurchase plan.

Adoption of the 2007 Option Plan will enable the Company to continue to provide key employees with long-term compensation that will closely ally the interests of these employees with positive changes in shareholder value. Approximately 11,600 individuals would be eligible to receive options under the 2007 Option Plan as of March 9, 2007. The 2007 Option Plan includes an annual limitation on the maximum number of shares that may be granted to any individual to meet the Section 162(m) exception for deductibility of performance based compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 2—APPROVAL AND RATIFICATION OF THE 2007 STOCK OPTION PLAN.

PROPOSAL 3—RATIFICATION OF THE AMENDMENT TO THE COMPANY’S 2002 EMPLOYEE
STOCK PURCHASE PLAN (“2002 PLAN”)

At the 2007 Annual Meeting, the shareholders of the Company will be asked to approve an amendment to the Company’s 2002 Employee Stock Purchase Plan (“2002 Plan”), which, if approved, will increase by 5,000,000 the number of shares of the Company’s Common Stock available for purchase under the 2002 Plan. The Board of Directors believes that the 2002 Plan has contributed to strengthening the incentive of participating employees to acquire a greater propriety interest in the Company. An aggregate of 3,127,578 shares of Common Stock have been issued under the Company’s 2002 Employee Stock Purchase Plan, and 1,177,874 shares remained available for issuance under the 2002 Plan as of March 30, 2007.  If Proposal 3 is approved, 6,177,874 shares of Common Stock will be made available for issuance pursuant to the 2002 Plan. A summary to the 2002 Plan is described under the caption “Benefit Plans” in this Proxy Statement and can be viewed in its entirety in Appendix B of this Proxy Statement.

The proposed increase in the number of shares made available for issuance under the 2002 Plan will simply enable the Company to continue the 2002 Plan in future years and is not required or intended to supply or “cover” outstanding awards to 2002 Plan participants. As such, no “New Plan Benefits” have been granted to date and future awards under the 2002 Plan are not yet determinable.

The affirmative vote of at least a majority of the shares of Common Stock present in person or represented by proxy at the 2007 Annual Meeting is required for approval of the amendment to the 2002 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3—RATIFICATION OF THE AMENDMENT TO THE COMPANY’S 2002 PLAN

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF
KPMG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2007

The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed KPMG LLP to be the Company’s independent registered public accounting firm for the year ending December 31, 2007. In response to the passage of last year’s shareholder proposal concerning ratification of this action, the Board of Directors has determined that it would be desirable to request ratification of its appointment at the Annual Meeting. If the shareholders do not ratify the appointment of KPMG LLP, the appointment of independent registered public accountants will be reconsidered by the Audit Committee and the Board of Directors. Representatives of KPMG LLP are expected to be present at the Annual Meeting and have the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

Information relating to the aggregate KPMG LLP fees for professional services rendered for the fiscal years ended December 31, 2006 and 2005 can be found under the heading Relationship With Independent Public Accountants on page 31 of this Proxy Statement.

In 2002, the Audit Committee adopted a policy that prohibits the Company from retaining its principal independent registered public accounting firm for any new engagements other than those that could be described above as audit or audit related. This policy does not apply to the continuation of any engagements or subscriptions, if the completion of such work by KPMG LLP would be most efficient and cost effective.

In all cases, the Audit Committee has approved the services provided in advance and has determined that the provision of any of these services is compatible with KPMG LLP maintaining its independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.

PROPOSAL 5—SHAREHOLDER PROPOSAL TO AMEND EXISTING EQUAL
OPPORTUNITY POLICY TO SPECIFICALLY INCLUDE SEXUAL ORIENTATION

Trillium Asset Management, 711 Atlantic Avenue, Boston, MA 02111-2809, who has continuously managed more that $2,000 of Expeditors stock for at least one year prior to November 29, 2006, has given notice of its intention to present the following proposal for action at the Annual Meeting.

WHEREAS:  Expeditors International does not explicitly prohibit discrimination based on sexual orientation in its written employment policy;

Our direct competitors EGL and UPS explicitly prohibit this form of discrimination in their written policies; in Washington where Expeditors is headquartered, at least 37 major employers have this policy, including Microsoft, Starbucks, Safeco, Weyerhauser, Washington Mutual, Costco, Expedia, Nordstrom and others (see www.hrc.org/worklife);

Over 86% of the Fortune 500 companies have adopted written nondiscrimination policies prohibiting harassment and discrimination on the basis of sexual orientation, as have more than 98% of the Fortune 100 companies, according to the Human Rights Campaign;

We believe that corporations that prohibit discrimination on the basis of sexual orientation have a competitive advantage in recruiting and retaining employees from the widest talent pool;

National public opinion polls consistently find more than three quarters Americans support equal rights in the workplace for gay men, lesbians and bisexuals.

According to a September 2005 survey by Harris Interactive and Witeck-Combs, 57% of heterosexual respondents consider it extremely or very important that a company have a written non-discrimination policy that includes sexual orientation, compared to only 43% in 2002. Additionally, only 47% believe that senior executives at their companies welcome, hire, and encourage a diverse workforce.

A March 2003 Gallup poll found 88% of respondents favored equal opportunity in employment for gays and lesbians.

Minneapolis, San Francisco, Seattle and Los Angeles have adopted legislation restricting business with companies that do not guarantee equal treatment for lesbian and gay employees;

Our company has operations in, and makes sales to institutions in states and cities that prohibit discrimination on the basis of sexual orientation;

Seventeen states, the District of Columbia and more than 167 cities and counties (including the cities of Seattle, Olympia, Burien and Tacoma), have laws prohibiting employment discrimination based on sexual orientation;

RESOLVED:  The Shareholders request that Expeditors International amend its written equal employment opportunity policy to explicitly prohibit discrimination based on sexual orientation and to substantially implement the policy.

SUPPORTING STATEMENT:

Employment discrimination on the basis of sexual orientation diminishes employee morale and productivity. Because state and local laws are inconsistent with respect to employment discrimination, our company would benefit from a consistent, corporate wide policy to enhance efforts to prevent discrimination, resolve complaints internally, and ensure a respectful and supportive atmosphere for all employees. Expeditors International will enhance its competitive edge by joining the growing ranks of companies guaranteeing equal opportunity for all employees.

BOARD OF DIRECTORS’ RESPONSE:

The Board of Directors unanimously recommends voting against this proposal and believes that our current policy and practice more than achieve the objectives of this shareholder proposal.

Our long standing policy is as follows:

“Expeditors has a policy of equal opportunity with respect to race, sex, marital status, age, color, religion, creed, national origin, handicapped, veteran or other protected status. The Company is morally and legally committed to give all persons an equal opportunity for employment and promotion based solely on their individual qualifications and the valid requirements of the position. While supervisors and managers are charged with the responsibility of preventing discrimination, the success of the Company’s equal opportunity policy really depends on the unbiased attitudes and actions of all employees.”

The factors specifically listed in the first sentence of the existing policy are those prohibited by existing federal law. The second sentence of this policy goes beyond these basic legal requirements and obligates the Company to extend equal opportunity in employment and promotion to all persons subject only to classification based upon individual qualifications and valid requirements of the particular position.

This shareholder resolution itself implies that some additional action would be necessary to implement the resolution. This is simply not the case. The Company has received no indication from its employees that discrimination on the basis of sexual orientation is practiced within the Company, nor has the Company received notice from its employees, customers or suppliers that the Company’s employment policies or practices jeopardize its relationship with any of them.

In conclusion, this shareholder resolution is both unwarranted and unnecessary.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST PROPOSAL 5—SHAREHOLDER PROPOSAL TO AMEND EXISTING EQUAL OPPORTUNITY POLICY TO SPECIFICALLY INCLUDE SEXUAL ORIENTATION.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company has selected KPMG LLP to continue as its principal independent public accountants for the current year. Representatives of KPMG LLP are expected to be present at the Annual Meeting and have the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

Set forth below is information relating to the aggregate KPMG LLP fees for professional services rendered for the fiscal years ended December 31, 2006 and 2005.

Description of Professional Service	2006	2005
Audit Fees(1)	$2,368,000	$2,276,528
Audit Related Fees	$—	$—
Tax Fees(2)	$29,000	$71,213
All Other Fees(3)	$—	$7,452

(1)          Includes fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, and statutory audits required internationally.

(2)          Includes the fees for tax advice and compliance. No fees were paid to KPMG LLP in either year for tax planning.

(3)          Includes fees for monthly subscription to customs data services and routine and ministerial services provided outside the United States for international governance issues.

In 2002, the Audit Committee adopted a policy that prohibits the Company from retaining its principal independent auditors for any new engagements other than those that could be described above as audit or audit related. This policy does not apply to the continuation of any engagements or subscriptions, if the completion of such work by KPMG LLP would be most efficient and cost effective.

In all cases, the Audit Committee has approved the services provided in advance and has determined that the provision of any of these services is compatible with KPMG LLP maintaining its independence.

OTHER BUSINESS

As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following section describes, for the year ended December 31, 2006, (i) transactions in which the Company or any of its subsidiaries was a party, in which the amount involved exceeded $120,000 and in which a director, a director nominee, an Executive Officer or a security holder known to own more than five percent of the Company’s Common Stock had, or will have, a direct or indirect material interest or (ii) certain business relationships that existed between the Company and directors or director nominees, or between the Company and entities affiliated with such directors or director nominees.

Our policy and procedures with respect to any related person transaction between the Company and any related person requiring disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, is that such transaction is consummated only if the Compensation Committee approves or ratifies such transaction (or the disinterested members of the Board of Directors approves or ratifies such transaction).

Eugene K. Alger, the brother of Glenn M. Alger, President and Chief Operating Officer, was employed as Senior Vice President—North America and Executive Officer of the Company at a base salary of $120,000 and was paid incentive compensation based on North American profitability in the amount of $1,893,217 in addition to standard benefits. An additional $243,918 was recognized as compensation expense for financial reporting purposes with the respect to 2006 fiscal year for the fair value of options granted in 2006, as well as prior fiscal years, in accordance with SFAS 123R. On May 3, 2006, Mr. Alger was granted a 10,000 share stock option at fair market value. The fair value of these options of $239,200 will be expensed on a straight-line basis over their five year vesting period in accordance with SFAS 123R.

Brian Coughlin, the brother of Philip M. Coughlin, Senior Vice President—North America, was employed as District Manager of the Company’s Cincinnati office at a base salary of $48,000 and was paid incentive compensation based on branch profitability in the amount of $222,430 in addition to standard benefits. An additional $52,042 was recognized as compensation expense for financial reporting purposes with the respect to 2006 fiscal year for the fair value of options granted in 2006, as well as prior fiscal years, in accordance with SFAS 123R. On May 3, 2006, Mr. Coughlin was granted a 4,000 share stock option at fair market value. The fair value of these options of $89,360 will be expensed on a straight-line basis over their five year vesting period in accordance with SFAS 123R.

Jeffrey S. Musser, the son-in-law of Peter J. Rose, Chairman and Chief Executive Officer, was employed as Senior Vice President—Chief Information Officer and Executive Officer of the Company at a base salary of $100,000 and was paid incentive compensation based on Company profitability in the amount of $2,257,159 in addition to standard benefits. An additional $153,240 was recognized as compensation expense for financial reporting purposes with the respect to 2006 fiscal year for the fair value of options granted in 2006, as well as prior fiscal years, in accordance with SFAS 123R. On May 3, 2006, Mr. Musser was granted a 10,000 share stock option at fair market value. The fair value of these options of $239,200 will be expensed on a straight-line basis over their five year vesting period in accordance with SFAS 123R.

Rachel Mancuso, the daughter of Jean-Claude Carcaillet, Senior Vice President—Australasia, was employed as District Manager of the Company’s Sydney office at a base salary of $41,646 (AUD 55,090) and was paid incentive compensation based on branch profitability in the amount of $385,594 (AUD 510,058) in addition to standard benefits. An additional $24,147 was recognized as compensation expense for financial reporting purposes with the respect to 2006 fiscal year for the fair value of options granted in prior fiscal years, in accordance with SFAS 123R. On May 3, 2006, Ms. Mancuso was granted a 3,000 share stock option at fair market value. The fair value of these options of $71,760 will be expensed on a straight-line basis over their five year vesting period in accordance with SFAS 123R.

Allen J.L. Wang, the son of James L.K. Wang, President—Asia and director, was employed as General Manager—Accounting Support at a base salary of $65,333 (HKD 509,600) and was paid incentive compensation based on the profitability of Asia offices in the amount of $732,000 in addition to standard benefits. An additional $26,822 was recognized as compensation expense for financial reporting purposes with the respect to 2006 fiscal year for the fair value of options granted in prior fiscal years, in accordance with SFAS 123R. On May 3, 2006, Mr. Wang was granted a 4,000 share stock option at fair market value. The fair value of these options of $95,680 will be expensed on a straight-line basis over their five year vesting period in accordance with SFAS 123R.

In connection with the acquisition of the assets of certain Asia affiliates including Taiwan effective January 1, 1984, the Company agreed to use its best efforts, so long as James L.K. Wang remains a shareholder of the Company and is employed by the Company or any of its affiliates or exclusive agents, to cause one person nominated by Mr. Wang to be elected to the Company’s Board of Directors. In addition, the Company agreed that it will make no appointment of a manager for any Asia office without prior consultation with Mr. Wang so long as he remains a shareholder of the Company and is employed by the Company or one of its affiliates or exclusive agents. Pursuant to this agreement, Mr. Wang has been nominated for re-election to the Company’s Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended, requires that the Company’s directors, certain of its officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership on Form 3 and changes of ownership on Form 4 or 5 with the SEC and the National Association of Securities Dealers. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company’s officers and directors regarding their compliance with the filing requirements, the Company believes that all reports required from its officers, directors and greater than 10% beneficial owners were filed on a timely basis during 2006, with exception of one late Form 4 filing for Mr. Kourkoumelis, with respect to one transaction which was filed one day late due to a clerical error.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals to be presented at the 2008 Annual Meeting of Shareholders must be received by the Secretary at the Company’s executive offices by December 1, 2007, in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.

Shareholders who intend to present a proposal at the 2008 Annual Meeting of Shareholders without having the proposal included in the Company’s proxy materials are required to provide appropriate notice to the Secretary at the Company’s executive offices no later than February 14, 2008. Proposals which do not meet this notice requirement will be subject to discretionary voting authority granted by proxy.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company has agreed to pay the firm of Advantage Proxy a fee of $10,000 plus reasonable expenses for proxy solicitation services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile or messenger.

The Company, if requested, will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All such costs of solicitation of proxies will be paid by the Company.

By Order of the Board of Directors

Amy J. Tangeman
Secretary
Seattle, Washington
March 30, 2007

APPENDIX A

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
2007 STOCK OPTION PLAN

This 2007 Stock Option Plan (the “2007 Option Plan”) provides for the grant of options to acquire shares of Common Stock, $.01 par value (the “Common Stock”), of EXPEDITORS INTERNATIONAL OF WASHINGTON, INC., a Washington corporation (the “Company”). Stock options granted under this 2007 Option Plan that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), are referred to in this 2007 Option Plan as “Incentive Stock Options.” Incentive Stock Options and stock options that do not qualify under Section 422 of the Code (“Non-Qualified Stock Options”) granted under this 2007 Option Plan are referred to as “Options.”

1.                PURPOSES.

The purposes of this 2007 Option Plan are to retain the services of valued key employees of the Company, its subsidiaries and such other affiliates as the Plan Administrator shall select in accordance with Section 3 below; to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company; and to serve as an aid and inducement in the hiring of new employees.

2.                ADMINISTRATION.

This 2007 Option Plan shall be administered by the Board of Directors of the Company (the “Board”) if each director is an “outside director” (as defined below). If all directors are not outside directors, the 2007 Option Plan shall be administered by a committee designated by the Board and composed of two (2) or more members of the Board that are “non-employee directors” and “outside directors”(as defined below), which committee (the “Committee”) may be the compensation committee or a separate committee especially created for this purpose. The term “non-employee director” shall have the meaning assigned to it under Rule 16b-3 (as amended from time to time) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulatory requirement. The term “outside director” shall have the meaning assigned under Section 162(m) of the Code (as amended from time to time) and the regulations (or any successor regulations) promulgated thereunder (“Section 162(m) of the Code”). The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of this 2007 Option Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting. The Board, or any committee thereof appointed to administer the 2007 Option Plan, is referred to herein as the “Plan Administrator.”

Subject to the provisions of this 2007 Option Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to (a) construe and interpret this 2007 Option Plan; (b) define the terms used in this 2007 Option Plan; (c) prescribe, amend and rescind rules and regulations relating to this 2007 Option Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in this 2007 Option Plan; (e) grant Options under this 2007 Option Plan; (f) determine the individuals to whom Options shall be granted under this 2007 Option Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option; (g) determine the time or times at which Options shall be granted under this 2007 Option Plan; (h) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable; (i) determine all other terms and conditions of Options; and (j) make all other determinations necessary or advisable for the administration of this 2007 Option Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this 2007 Option Plan and on their legal representatives, heirs and beneficiaries.

The Board or the Committee may delegate to one or more Executive Officers of the Company the authority to grant Options under this 2007 Option Plan to employees of the Company who, on the Date of Grant, are not subjected to Section 16(b) of the Exchange Act with respect to the Common Stock (“Non-Insiders”), and are not “covered employees” as such term is defined for purposes of Section 162(m) of the Code (“Non-Covered Employees”), and in connection therewith the authority to determine: (a) the number of shares of Common Stock subject to such Option; (b) the duration of the Option; (c) the vesting schedule for determining the times at which such Option shall become exercisable; and (d) all other terms and conditions of such Options. The exercise price for any Option granted by action of an Executive Officer or Officers pursuant to such delegation of authority shall not be less than the fair market value per share of the Common Stock on the Date of Grant. Such delegation of authority shall not include the authority to accelerate the vesting, extend the period for exercise or otherwise alter the terms of outstanding Options. The term “Plan Administrator” when used in any provision of this 2007 Option Plan other than Sections 2, 5(m), 5(n) and 12 shall be deemed to refer to the Board or the Committee, as the case may be, and an Executive Officer who has been authorized to grant Options pursuant thereto, insofar as such provisions may be applied to persons that are Non-Insiders and Non-Covered Employees and Options granted to such persons.

3.                ELIGIBILITY.

Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Company or any Related Corporation (as defined below), including employees who are directors of the Company (“Employees”). Non-Qualified Stock Options may be granted to Employees and to such other persons who are employed by affiliated companies, other than directors who are not Employees, as the Plan Administrator shall select. Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, share exchange, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. Any person to whom an Option is granted under this 2007 Option Plan is referred to as an “Optionee.” Any person who is the owner of an Option is referred to as a “Holder.”

As used in this 2007 Option Plan, the term “Related Corporation” shall mean any corporation (other than the Company) that is a “Parent Corporation” of the Company or “Subsidiary Corporation” of the Company, as those terms are defined in Sections 424(e) and 424(f) respectively, of the Code (or any successor provisions), and the regulations thereunder (as amended from time to time).

4.                STOCK.

The Plan Administrator is authorized to grant Options to acquire up to a total of 3,000,000 shares of the Company’s authorized but unissued Common Stock during the period beginning with the Effective Date as provided for in Section 7 and ending on April 30, 2008 (“Option Grant Period”). The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Subsection 5(m) hereof. In the event that any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option to the same Optionee or to a different person eligible under Section 3 of this 2007 Option Plan so long as the grant is made within the Option Grant Period; provided however, that any canceled Options will be counted against the maximum number of shares with respect to which Options may be granted to any particular person as set forth in Section 6 hereof.

5.                TERMS AND CONDITIONS OF OPTIONS.

Each Option granted under this 2007 Option Plan shall be evidenced by a written or online agreement approved by the Plan Administrator (the “Agreement”). Agreements may contain such provisions, not inconsistent with this 2007 Option Plan, as the Plan Administrator in its discretion may deem advisable. All Options also shall comply with the following requirements:

(a)           Number of Shares and Type of Option.

Each Agreement, in itself or by reference to a service provider’s stock option website, shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options. The aggregate fair market value (determined at the Date of Grant, as defined below) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time. Any portion of an Option which exceeds the annual limit shall not be void, but rather shall be a Non-Qualified Stock Option.

(b)          Date of Grant.

Each Agreement, in itself or by reference to a service provider’s stock option website, shall state the date within the Option Grant Period that the Plan Administrator has deemed to be the effective date of the Option for purposes of this 2007 Option Plan (the “Date of Grant”).

(c)           Option Price.

Each Agreement, in itself or by reference to a service provider’s stock option website, shall state the price per share of Common Stock at which it is exercisable. The exercise price shall be fixed by the Plan Administrator at whatever price the Plan Administrator may determine in the exercise of its sole discretion; provided that the per share exercise price for any Option granted shall not be less than the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; provided further, that with respect to Incentive Stock Options granted to greater-than-10 percent (> 10%) shareholders of the Company (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than 110 percent (110%) of the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; and, provided further, that Options granted in substitution for outstanding options of another corporation in connection with the merger, share exchange, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

(d)          Duration of Options.

At the time of the grant of the Option, the Plan Administrator shall designate, subject to Subsection 5(g) below, the expiration date of the Option, which date shall not be later than ten (10) years from the Date of Grant; provided, that the expiration date of any Incentive Stock Option granted to a greater-than-10 percent (>10%) shareholder of the Company (as determined with reference to Section 424(d) of the Code) shall not be later than five (5) years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Section 5 shall expire ten (10) years from the Date of Grant.

(e)           Vesting Schedule.

No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be fifty percent (50%) vested three (3) years from the Date of Grant, seventy-five percent (75%) vested four (4) years from the Date of Grant and one hundred percent (100%) vested five (5) years from the Date of Grant.

(f)             Acceleration of Vesting.

The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described in Subsections 5(m) and 5(n) below.

(g)           Term of Option.

Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the Option, as designated by the Plan Administrator in accordance with Subsection 5(d) above; (ii) the date of an Optionee’s termination of employment with the Company or any Related Corporation; or (iii) the expiration of ninety (90) days from (A) the date of death of the Optionee or (B) cessation of an Optionee’s employment by reason of Disability (as defined below). If an Optionee’s employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee’s rights under such Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death. For purposes of the 2007 Option Plan, “Disability” shall mean any physical, mental or other health condition which substantially impairs the Optionee’s ability to perform his or her assigned duties for one hundred twenty (120) days or more in any two hundred forty (240) day period or that can be expected to result in death. The Plan Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the 2007 Option Plan, determine the date of an Optionee’s termination of employment.

Unless accelerated in accordance with Subsection 5(f) above, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Company for any reason whatsoever, including death or Disability. For purposes of this 2007 Option Plan, transfer of employment between or among the Company and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Company or any Related Corporation. For purposes of this Subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee’s re-employment rights are guaranteed by statute or by contract.

(h)          Exercise of Options.

Options shall be exercisable, in full or in part, at any time after vesting, until termination. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than ten (10) shares (as adjusted pursuant to Subsection 5(m) below) may be exercised; provided, that if the vested portion of any Option is less than ten (10) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

Options or portions thereof may be exercised by giving written notice to the Company, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in Subsection 5(i) below. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to the Holder of any Option, until provision has been made by the Holder, to the satisfaction of the Company, for the payment of the aggregate exercise price for all shares for which the Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee or a transferee who takes title to the Option in the manner permitted by Subsection 5(k) hereof.

(i)             Payment upon Exercise of Option.

Upon the exercise of any Option, the aggregate exercise price shall be paid to the Company in cash or by cashier’s check. In addition, the Holder may pay for all or any portion of the aggregate exercise price by delivering to the Company shares of Common Stock previously held by such Holder which shall be valued at fair market value as of the date of exercise (as determined by the Plan Administrator).

(j)              Rights as a Shareholder.

A Holder shall have no rights as a shareholder with respect to any shares covered by an Option until such Holder becomes a record holder of such shares, irrespective of whether such Holder has given notice of exercise. Subject to the provisions of Subsections 5(m) and 5(n) hereof, no rights shall accrue to a Holder and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Holder becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether such Holder has given notice of exercise.

(k)          Transfer of Option.

Options granted under this 2007 Option Plan and the rights and privileges conferred by this 2007 Option Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this 2007 Option Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this 2007 Option Plan, such Option shall thereupon terminate and become null and void.

(l)             Securities Regulation and Tax Withholding.

(1)   Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, Section 162(m) of the Code, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange or automated inter-dealer quotation system of a registered national securities association upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this 2007 Option Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this 2007 Option Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

As a condition to the exercise of an Option, the Plan Administrator may require the Holder to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Plan Administrator, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with Federal and state securities laws.

(2)   The Holder shall pay to the Company by certified or cashier’s check, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable, all applicable Federal, state, local and foreign withholding taxes that the Plan Administrator, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of an Option or otherwise related to an Option or shares of Common Stock acquired in connection with an Option.

(3)   The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of the Federal and state securities laws and the withholding provisions of the Code have been met.

(m)      Stock Dividend or Reorganization.

(1)   If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any “corporate transaction” described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Plan Administrator shall, subject to applicable law, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option and/or the exercise price per share so as to preserve the rights of the Holder substantially proportionate to the rights of the Holder prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this 2007 Option Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Company, the Company’s shareholders, or any Holder.

(2)   In the event that the presently authorized capital stock of the Company is changed into the same number of shares with a different par value, or without par value, the stock resulting from any such change shall be deemed to be Common Stock within the meaning of the 2007 Option Plan, and each Option shall apply to the same number of shares of such new stock as it applied to old shares immediately prior to such change.

(3)   The foregoing adjustments in the shares subject to Options shall be made by the Plan Administrator, or by any successor administrator of this 2007 Option Plan, or by the applicable terms of any assumption or substitution document.

(4)   The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

(n)          Change in Control.

(1)   If at any time there is a Change in Control (as defined below) of the Company, all Options outstanding at the date thereof shall accelerate and become fully vested and exercisable in full for the duration of the Option term as of the later of the date of the Change in Control or six months after the Date of Grant of the Option. For purposes of this Subsection, “Change in Control” shall mean either one of the following: (i) when any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act as amended (other than the Company, a subsidiary thereof or a Company employee benefit plan, including any trustee of such plan acting as trustee) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or (ii) the occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

(2)   Except as provided in this Section 5, no Optionee or Holder shall have rights by reason of any subdivision or consolidation of shares of stock of any class including Common Stock or the payment of any stock dividend on shares of Common Stock, or any other increase or decrease in the number of shares of Common Stock, or by reason of any liquidation, dissolution, corporate combination or division; and any issuance by the Company of shares of stock of any class including Common Stock, or securities convertible into shares of stock of any class including Common Stock, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any Option.

6.                LIMITATION ON INDIVIDUAL OPTION GRANTS.

Except as otherwise provided in this Section 6, no person shall be eligible to receive Options to purchase more than 50,000 shares of Common Stock.

7.                EFFECTIVE DATE; TERM.

The date on which this 2007 Option Plan is adopted (the “Effective Date”) shall be the date of ratification by the shareholders. No Option shall be granted by the Plan Administrator prior to the approval of this 2007 Option Plan by a vote of the shareholders of the Company. For purposes of granting Options, the 2007 Option Plan shall terminate at midnight on April 30, 2008, unless terminated before then by the Plan Administrator and for other purposes the 2007 Option Plan shall remain in effect as long as any Options are outstanding. In any event, the 2007 Option Plan shall finally terminate no later than May 1, 2018.

8.                NO OBLIGATIONS TO EXERCISE OPTION.

The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

9.                NO RIGHT TO OPTIONS OR TO EMPLOYMENT.

Whether or not any Options are to be granted under this 2007 Option Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this 2007 Option Plan shall be construed as giving any person any right to participate under this 2007 Option Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company, any Related Company or any affiliate, express or implied, that the Company, any Related Company or any affiliate will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Company’s or, where applicable, a Related Company’s or affiliate’s right to terminate Optionee’s employment at any time, which right is hereby reserved.

10.         APPLICATION OF FUNDS.

The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options shall be used to purchase and retire Common Stock pursuant to Rule 10b-18 to the extent such transactions have been authorized by the Board and in other cases for general corporate purposes, unless otherwise directed by the Board.

11.         INDEMNIFICATION OF PLAN ADMINISTRATOR.

In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys’ fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this 2007 Option Plan or any Option granted under this 2007 Option Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

12.         AMENDMENT OF 2007 OPTION PLAN.

The Plan Administrator may, at any time, modify, amend or terminate this 2007 Option Plan or modify or amend Options granted under this 2007 Option Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided however, no amendment with respect to an outstanding Option which has the effect of reducing the benefits afforded to the Holder thereof shall be made over the objection of such Holder, provided further, that the Plan Administrator is prohibited from any downward modification of the Option Price established under Section 5(c) not specifically authorized in the 2007 Option Plan. The Plan Administrator may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Plan Administrator may consider necessary for the Company to comply with or to avail the Company and/or the Optionees of the benefits of any securities, tax, market listing or other administrative or regulatory requirement.

The Effective Date of this 2007 Option Plan was established by vote of the shareholders of the Company held on May 2, 2007.

APPENDIX B

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
2002 EMPLOYEE STOCK PURCHASE PLAN

1.                PURPOSE.

The purpose of this 2002 Employee Stock Purchase Plan (the “2002 Plan”) is to provide employees of Expeditors International of Washington, Inc. (the “Company”), its Subsidiaries and Consolidated Affiliates with an opportunity to purchase Stock of the Company through accumulated payroll deductions, enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and to provide a benefit that will assist the employer in competing to attract and retain employees of high quality. This 2002 Plan consists of two separate plans, one plan under which options (“Qualified Options”) intended to qualify under Section 423 of the Internal Revenue Code of 1986 (the “Code”) are granted to employees of the Company or its Subsidiaries and another plan under which options (“Nonqualified Options”) that do not so qualify are granted to employees of Consolidated Affiliates. Qualified and Nonqualified Options are referred to in the aggregate as “Options.” It is the intention of the Company that the 2002 Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the 2002 Plan shall be construed in a manner consistent with the requirements of the Code.

2.                DEFINITIONS.

For purposes of the 2002 Plan, the following terms shall be defined as set forth below, in addition to such terms as defined in Section 1 hereof:

“Account” means the account maintained on behalf of the participant by the Custodian for the purpose of investing in Stock and engaging in other transactions permitted under the 2002 Plan.

“Administrator” means the person or persons designated to administer the 2002 Plan under Section 13(a).

“Base Pay” means regular straight time earnings, plus bonuses and overtime payments, payments for incentive compensation and other special payments except to the extent that any such item is specifically excluded from the definition of Base Pay by the Committee.

“Board” means the Company’s Board of Directors.

“Change in Control” means either one of the following: (i) when any ‘person,’ as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a subsidiary thereof or a Company employee benefit plan, including any trustee of such plan acting as trustee) becomes the ‘beneficial owner’ (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or (ii) the occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

“Committee” means the Compensation Committee of the Board or such other committee of two or more non-employee directors that may be designated by the Board to administer the 2002 Plan.

“Consolidated Affiliates” means entities where the Company maintains unilateral control over assets and operations and where the existence of the parent subsidiary relationship is maintained by means other than record ownership of voting stock.

“Custodian” means a custodian or any successor thereto as appointed by the Committee from time to time.

“Employee” means any individual employed continuously for at least sixty (60) days prior to the Enrollment Date by the Company, Subsidiary or a Consolidated Affiliate as a Full Time Employee.

“Enrollment Date” means the first day of the next Offering Period.

“Exchange Act” means the Securities Exchange Act of 1934 as amended.

“Exercise Date” means the last day of each Offering Period.

“Fair Market Value” means the last sale price for the Common Stock of the Company as reported on the National Association of Securities Dealers Automated Quotation System, or if the stock is traded on a stock exchange, the closing price for the stock on the principal such exchange or, if that day is not a Trading Day, then on the latest previous Trading Day.

“Full Time Employee” means an employee whose customary employment with the Company, Subsidiary or Consolidated Affiliate is more than 20 hours per week and more than five months per year.

“Offering Period” means the approximately one-year period commencing on the first Trading Day of August and terminating on the last Trading Day of the following July. The beginning and ending dates and duration of Offering Periods may be changed pursuant to Section 4 of the 2002 Plan.

“Purchase Price” means an amount equal to 85 percent of the Fair Market Value of a share of Stock on the Enrollment Date or 85 percent of the Fair Market Value of a share of Stock on the Exercise Date, whichever is lower.

“Reserves” means the number of shares of Stock covered by all options under the 2002 Plan which have not yet been exercised and the number of shares of Stock which have been authorized for issuance under the 2002 Plan but which have not yet become subject to options.

“Stock” means the Company’s Common Stock, and such other securities as may be substituted for Stock pursuant to Section 18 hereof.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

“Trading Day” means a day on which the NASDAQ Stock Market is open for trading.

3.                ELIGIBILITY.

(a)   All Employees (as determined in accordance with Section 2(i) hereof) of the Company, Subsidiary or Consolidated Affiliate on a given Enrollment Date shall be eligible to participate in the 2002 Plan, subject to Section 5(a).

(b)   Any provisions of the 2002 Plan to the contrary notwithstanding, no Employee shall be granted an option under the 2002 Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose Stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock and/or hold outstanding options to purchase such stock possessing five percent or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrue at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time, or (iii) in excess of 6,000 shares of stock for each calendar year in which such option is outstanding at any time.

(c)   All participants in the 2002 Plan shall have equal rights and privileges (subject to the terms of the 2002 Plan) with respect to options outstanding during any given Offering Period.

4.                OFFERING PERIODS.

The 2002 Plan shall have consecutive Offering Periods with an initial Offering Period commencing on the first Trading Day in August, 2002 and terminating in the last Trading Day of July, 2003. The Committee shall have the power to change the beginning date, ending date and duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided that Offering Periods will in all cases comply with applicable limitations under Section 423(b)(7) of the Code.

5.                PARTICIPATION.

(a)   Any person who will be an eligible Employee on a given Enrollment Date may become a participant in the 2002 Plan by completing a subscription agreement authorizing payroll deductions and filing it with the Administrator before such Enrollment Date.

(b)   Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.                PAYROLL DEDUCTIONS.

(a)   At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in a regular amount, expressed as a percentage, not to exceed 10% of Base Pay.

(b)   All payroll deductions made for a participant shall be credited to his or her Account under the 2002 Plan. A participant may not make any additional payments into such Account.

(c)   A participant may discontinue his or her participation in the 2002 Plan as provided in Section 10 hereof. Unless otherwise authorized by the Committee, a participant may not change his or her payroll deduction rate during any Offering Period. Absent Committee authorization, any change in the rate shall be effective as of the next Offering Period. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d)   The foregoing notwithstanding, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be terminated at such time during any Offering Period which is scheduled to end during the current calendar year (the “Current Offering Period”) that the aggregate of all payroll deductions accumulated with respect to the Current Offering

Period equals $21,250 (or such other limit as may apply under Code Section 423(b)(8)). Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement (as previously on file or as changed in accordance with Section 6(c)) at the beginning of the next Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

(e)   The Company, Subsidiary or Consolidated Affiliate is authorized to withhold from any payment to be made to a participant, including any payroll and other payments not related to the 2002 Plan, amounts of withholding and other taxes due in connection with any transaction under the 2002 Plan, including any disposition of shares acquired under the 2002 Plan, and a participant’s enrollment in the 2002 Plan will be deemed to constitute his or her consent to such withholding. At the time of a participant’s exercise of an option or disposition of shares acquired under the 2002 Plan, the Company may require the participant to make other arrangements to meet tax withholding obligations as a condition to exercise of rights or distribution of shares or cash from the participant’s Account. In addition, a Participant may be required to advise the Company of sales and other dispositions of Stock acquired under the 2002 Plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the 2002 Plan.

7.                GRANT OF OPTION.

On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period, at the applicable Purchase Price, up to a number of shares of Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof.

8.                EXERCISE OF OPTION.

Participant’s option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her Account. Shares purchased shall include fractional shares calculated to at least three decimal places, unless otherwise determined by the Committee. If fractional shares are not to be purchased for a participant’s Account, any payroll deductions accumulated in a participant’s Account not sufficient to purchase a full share shall be retained in the participant’s Account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.                DELIVERY OF SHARES; PARTICIPANT ACCOUNTS.

(a)   At or as promptly as practicable after the Exercise Date for an Offering Period, the Company will deliver the shares of Stock purchased to the Custodian for deposit into the participant’s Account.

(b)   Cash dividends on any Stock credited to a participant’s Account will be automatically reinvested in additional shares of Stock; such amounts will not be available in the form of cash to participants. All cash dividends paid on Stock credited to participants’ Accounts will be paid over by the Company to the Custodian at the dividend payment date. The Custodian will aggregate all purchases of Stock in connection with the 2002 Plan for a given dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 30 days) after a dividend payment date. The Custodian will make such purchases, as directed by the Committee, in transactions on any securities exchange upon which Stock is traded, otherwise in the over-the-counter market, or in negotiated transactions. Any shares of Stock distributed as a dividend or distribution in respect of shares of Stock or in connection with a split of the Stock credited to a participant’s Account will be credited to such Account. In the event of any other non-cash dividend or distribution in respect of Stock credited to a participant’s Account, the Custodian will, if reasonably practicable and at the direction of the Committee, sell any property received in such dividend or distribution as promptly as practicable and use the proceeds to purchase additional shares of Common Stock in the same manner as cash paid over to the Custodian for purposes of dividend reinvestment.

(c)   Each participant will be entitled to vote the number of shares of Stock credited to his or her Account (including any fractional shares credited to such Account) on any matter as to which the approval of the Company’s shareholders is sought. If a participant does not vote or grant a valid proxy with respect to shares credited to his or her Account, such shares will be voted by the Custodian in accordance with any stock exchange or other rules governing the Custodian in the voting of shares held for customer accounts. Similar procedures will apply in the case of any consent solicitation of Company shareholders.

10.         WITHDRAWAL OF PAYROLL DEDUCTIONS OR SHARES; TERMINATION OF EMPLOYMENT.

(a)   If a participant terminates his or her payroll deduction rate during an Offering Period, the cash balance contributed for the year shall be refunded as soon as practicable. Payroll deductions shall not automatically resume at the beginning of the succeeding Offering Period unless such individual delivers to the Administrator a new subscription agreement.

(b)   Upon a participant’s ceasing to be an Employee for any reason (including upon the participant’s death), he or she shall be deemed to have elected to withdraw from the 2002 Plan and the payroll deductions credited to such participant’s Account during the Offering Period but not yet used to exercise the option shall be returned to such participant as soon as practicable or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option shall be automatically terminated.

(c)   If a participant elects to withdraw shares from his or her Account, one or more certificates for whole shares shall be issued in the name of, and delivered to, the participant, with such participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal. If shares of Stock are transferred from a participant’s Account to a broker-dealer or financial institution that maintains an account for the participant, only whole shares shall be transferred and cash in lieu of any fractional share shall be paid to such participant based on the Fair Market Value of a share of Stock on the date of transfer. A Participant seeking to withdraw or transfer shares of Stock must give instructions to the Custodian in such manner and form as may be prescribed by the Committee and the Custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 10(e) hereof.

(d)   Upon a participant’s ceasing to be an Employee for any reason, the Custodian will continue to maintain the participant’s Account until the earlier of such time as the participant withdraws or transfers all Stock in the Account or one year after the participant ceases to be employed by the Company, its Subsidiaries or Consolidated Affiliates. At the expiration of such one-year period, the assets in participant’s Account shall be withdrawn or transferred as elected by the participant or, in the absence of such election, as determined by the Committee.

(e)   Costs and expenses incurred in the administration of the 2002 Plan and maintenance of Accounts will be paid by the Company, including annual fees of the Custodian and any brokerage fees and commissions for the purchase of Stock upon reinvestment of dividends and distributions. The foregoing notwithstanding, the Custodian may impose or pass through a reasonable fee for the withdrawal of Stock in the form of stock certificates (as permitted under Section 10(c)), and reasonable fees for other services unrelated to the purchase of Stock under the 2002 Plan, to the extent approved in writing by the Company and communicated to participants. In no circumstance shall the Company pay any brokerage fees and commissions for the sale of Stock acquired under the 2002 Plan by a participant.

11.         INTEREST.

No interest shall accrue on the payroll deductions of a participant in the 2002 Plan.

12.         STOCK.

(a)   The maximum number of shares of Stock which shall be made available for sale under the 2002 Plan shall be two million (2,000,000) shares plus any shares transferred to Reserves from the 1988 Employee Stock Purchase Plan (“1988 Plan”) pursuant to Section 24, subject to further adjustment as provided in Section 18 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the 2002 Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)   The participant shall have no interest or voting right in shares purchasable upon exercise of his or her option until such option has been exercised.

(c)   Shares acquired through dividend reinvestment shall be purchased on the open market unless otherwise determined by the Committee.

13.         ADMINISTRATION.

(a)   The 2002 Plan shall be administered by the Committee. The Committee shall have full and final authority to construe, interpret and apply the terms of the 2002 Plan, to determine eligibility and to adjudicate all disputed claims filed under the 2002 Plan. The Committee may, in its discretion, delegate authority to the Administrator. Every finding, decision and determination made by the Committee or Administrator shall, to the full extent permitted by law, be final and binding upon all parties (except for any reserved right of the Committee to review a finding, decision or determination of the Administrator). The Committee, Administrator, and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any Executive Officer, other officer or employee of the Company, Subsidiary, Consolidated Affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the 2002 Plan. Members of the Committee or Administrator and any officer or employee of the Company, Subsidiary or Consolidated Affiliate acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the 2002 Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

(b)   The Custodian will act as custodian under the 2002 Plan, and will perform such duties as are set forth in the 2002 Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain, as agent for each Participant, an Account and any sub-accounts as may be necessary or desirable for the administration of the 2002 Plan.

14.         DESIGNATION OF BENEFICIARY.

(a)   A participant may file a written designation of a beneficiary who is to receive shares and cash, if any, from the participant’s Account under the 2002 Plan in the event of (i) such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to a distribution to such participant of shares or cash then held in the participant’s Account or (ii) such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)   Subject to spousal consent, if applicable, such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the 2002 Plan who is living at the time of such participant’s death, any shares or cash otherwise deliverable under Section 14(a) shall be delivered to the participant’s estate.

15.         TRANSFERABILITY.

Neither payroll deductions credited to a participant’s Account nor any rights with regard to the exercise of an option or to receive shares under the 2002 Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

16.         USE OF FUNDS.

All payroll deductions received or held by the Company under the 2002 Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.         REPORTS.

An individual Account shall be maintained by the Custodian for each participant in the 2002 Plan. Statements of Account shall be given to each participant at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased, any remaining cash balance, and other information deemed relevant by the Committee.

18.         ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, OR CHANGE IN CONTROL.

(a)   Changes in Capitalization. The Committee shall proportionately adjust the Reserves and the price per share and the number of shares of Stock covered by each option under the 2002 Plan which has not yet been exercised for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock, or other extraordinary corporate event which affects the Stock in order to prevent dilution or enlargement of the rights of participants. The determination of the Committee with respect to any such adjustment shall be final, binding and conclusive.

(b)   Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

(c)   Change in Control. In the event of a Change in Control, the Committee shall shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date that will constitute the Change in Control. The Committee shall notify each participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

19.         AMENDMENT OR TERMINATION.

(a)   The Board may at any time and for any reason terminate or amend the 2002 Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors by shortening the Offering Period and accelerating the Exercise Date to a date not prior to the date of such Board action if the Board determines that termination of the 2002 Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any option theretofore granted which materially adversely affects the rights of any participant, and any amendment will be subject to the approval of the Company’s shareholders not later than one year after Board approval of such amendment if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if such shareholder approval is necessary in order for the 2002 Plan to continue to meet the requirements of Section 423 of the Code, and the Board may otherwise, in its discretion, determine to submit any amendment to shareholders for approval. For the avoidance of doubt, any action to increase the number of shares to be made available for sale under the 2002 Plan shall always be subject to shareholder approval unless such increase is an adjustment as provided for in Section 18.

(b)   Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. Dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion are advisable and consistent with the 2002 Plan. Without limiting the generality of the foregoing, the Committee may, but shall not be required to, modify or eliminate grants to persons who are otherwise eligible to receive options under this 2002 Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

20.         NOTICES.

All notices or other communications by a participant to the Company under or in connection with the 2002 Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.         CONDITIONS UPON ISSUANCE OF SHARES.

The Company shall not be obligated to issue shares with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Exchange Act, the Securities Act of 1933, as amended, all regulations promulgated there under, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

22.         NO RIGHT TO OPTIONS OR TO EMPLOYMENT.

This contract is between the Company and the individual participant and does not in any way alter or amend the existing employment relationship with the Company, its Subsidiary or Consolidated Affiliate. Participation in the 2002 Plan shall in no way constitute any form of agreement or understanding binding on the Company, Subsidiary or Consolidated Affiliate, express or implied, of continued employment for any length of time, nor shall participation in the 2002 Plan interfere in any way with the lawful rights of the actual employer to terminate the employment relationship, which rights are hereby reserved for that particular legal entity.

23.         LIMITATIONS ON SALES OF STOCK PURCHASED UNDER THE 2002 PLAN.

The 2002 Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any participant in the conduct of his or her own affairs. A participant, therefore, may sell stock purchased under the 2002 Plan at any time, subject to compliance with any applicable Federal or state securities laws; provided, however, that because of certain Federal tax requirements, each participant will agree by entering the 2002 Plan, promptly to give the company notice of any such stock disposed of within two years after the date of the grant of the applicable option, showing the number of such shares disposed of. THE INDIVIDUAL EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

24.         2002 PLAN EFFECTIVE DATE AND SHAREHOLDER APPROVAL.

The 2002 Plan shall become effective upon approval by the Company’s shareholders by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code at the next annual meeting of the shareholders to be held May 8, 2002, which is prior to the first Exercise Date. In the event that the 2002 Plan is approved by the Company’s shareholders, the final plan year for the existing 1988 Plan shall close on July 31, 2002 and the 1988 Plan shall be terminated upon distribution of shares purchased in such final plan year with any remaining shares registered for issuance under the 1988 Plan being transferred to Reserves under this 2002 Plan.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter J. Rose and Amy J. Tangeman, and each of them, as proxies, each with full power of substitution, to represent and to vote for and on behalf of the undersigned, as designated below, the number of shares of Common Stock of Expeditors International of Washington, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 2, 2007, or at any adjournment thereof.  The undersigned directs that this proxy be voted as indicated on the reverse side.

PLEASE MARK YOUR VOTE ON THE REVERSE SIDE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

☒	Please mark your votes	EIW
as in this example.

1. Election of Directors:				FOR	AGAINST	ABSTAIN
Nominees:	FOR	WITHHOLD	2. Approval of the 2007 Stock Option Plan as described in the Company’s proxy statement dated March 30, 2007.	☐	☐	☐
P.J. Rose, J.L.K. Wang, R.J. Gates,	all nominees (except as indicated to the contrary below).	AUTHORITY to vote for all nominees named below.
J.J. Casey, D.P. Kourkoumelis, M.J. Malone, J.W. Meisenbach	☐	☐	3. Approval of the amendment to the 2002 Employee Stock Purchase Plan. 4. Approval of appointment of KPMG LLP as the Company’s independent registered public accounting firm.	☐ ☐	☐ ☐	☐ ☐
			5. Shareholder proposal to amend the Company’s equal employment opportunity policy.	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee’s name in the space provided below:

6.  In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed on this proxy card.  The Board of Directors recommends a vote FOR all nominees designated on this proxy card, a vote FOR approval of the 2007 Stock Option Plan, a vote FOR the approval of the amended 2002 Employee Stock Purchase Plan, a vote FOR approval of appointment of KPMG LLP, and a vote AGAINST shareholder proposal to amend the Company’s equal employment opportunity policy.  If no specification is made, all shares represented by this proxy will be voted FOR all of said nominees, FOR approval of the 2007 Stock Option Plan, FOR the approval of the amended 2002 Employee Stock Purchase Plan, FOR approval of appointment of KPMG LLP, AGAINST shareholder proposal to amend the Company’s equal employment opportunity policy, and will be voted in accordance with the discretion of the proxies on all other matters which may come before the meeting or any adjournment.

The undersigned hereby revokes any proxy or proxies hereunto given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof.

PLEASE PROMPTLY DATE, SIGN AND RETURN THIS PROXY CARD.

Signature			Date
NOTE:			Please sign exactly as name appears herein, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.